    As filed with the Securities and Exchange Commission on August 2, 2000

                                                               File No. 811-5028

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM N-1A

        Registration Statement Under the Investment Company Act of 1940      /X/

                              Amendment No. 65                               /X/

                                  PIMCO FUNDS
                                  -----------
              (Exact Name of Registrant as Specified in Charter)

                           840 Newport Center Drive
                        Newport Beach, California 92660
                        -------------------------------
             (Address of Principal Executive Offices)  (Zip Code)

              Registrant's Telephone Number, including area code:
                                (949) 720-6533

    Robert W. Helm, Esq.             R. Wesley Burns
    Dechert Price & Rhoads           Pacific Investment Management Company
    1775 Eye Street, N.W.            840 Newport Center Drive, Suite 300
    Washington, D.C. 20006           Newport Beach, California 92660

                    (Name and Address of Agent for Service)

     It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

                               EXPLANATORY NOTE

     This Amendment is filed by PIMCO Funds (the "Registrant") pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), for the purpose of updating certain information and making other non-material changes.

The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by Registrant solely in private placement transactions that do not involve any "public offering" within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC ("PIMCO") who maintain separately managed private accounts, and who are also "accredited investors," as defined in Regulation D under the 1933 Act, and either (i) "qualified purchasers," as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) under the 1933 Act. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

                   PIMCO Funds
                   Offering Memorandum
                   -------------------------------------------------------------
Private Account    SHORT TERM PORTFOLIOS
Portfolio Series   Short-Term Portfolio               Short-Term Portfolio II

August 1, 2000     -------------------------------------------------------------
                   US GOVERNMENT PORTFOLIOS
                   U.S. Government Sector Portfolio   U.S. Government Sector
                                                        Portfolio II

                   -------------------------------------------------------------
                   MORTGAGE PORTFOLIOS
                   Mortgage Portfolio                 Mortgage Portfolio II

                   -------------------------------------------------------------
                   CORPORATE PORTFOLIOS
                   Investment Grade Corporate         High Yield Portfolio
                     Portfolio

                   -------------------------------------------------------------
                   MUNICIPAL PORTFOLIOS
                   Municipal Sector Portfolio

                   -------------------------------------------------------------
                   INTERNATIONAL PORTFOLIOS
                   International Portfolio            Emerging Markets Portfolio
                   Short-Term Emerging Markets
                     Portfolio

                   -------------------------------------------------------------
                   SPECIALTY PORTFOLIOS
                   Real Return Bond Portfolio


                   This cover is not part of the Offering Memorandum. The Portfolios issue shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act"). The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

                                                                       P I M C O
                                                                           FUNDS

            PIMCO Funds Offering Memorandum


            This Offering Memorandum describes the Private Account Portfolio
Private     Series, which consists of 13 separate portfolios of the PIMCO
Account     Funds: Pacific Investment Management Series (the "Trust"). Each
Portfolio   Portfolio is registered under the Investment Company Act of 1940,
Series      as amended (the "1940 Act").

August 1,   Shares of the Portfolios have not been registered under the
2000        Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. Each Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities
            Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

            Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company LLC ("PIMCO") who maintain separately managed private accounts, and who are also "accredited investors," as defined in Regulation D under the Securities Act, and either (i) "qualified purchasers," as defined for purposes of
            Section 3(c)(7) of the 1940 Act, or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) of the Securities Act.

            Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.

            This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited.

            The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

            The Portfolios provide access to the professional investment advisory services offered by PIMCO. As of June 30, 2000, PIMCO managed approximately $199.3 billion in assets. You can call PIMCO at 1-800-927-4648 to find out more about the Portfolios.

            Although the Portfolios may be similar to one or more other funds or accounts advised by PIMCO, each Portfolio is a separate sub-fund with its own investment objective, policies and expenses. Other funds and accounts advised by PIMCO will have different investment results, and information about those funds and accounts should not be assumed to apply to the Portfolios.

            This Offering Memorandum explains what you should know about the Portfolios before you invest. Please read it carefully.

1 Private Account Portfolio Series

            Table of Contents

         Summary Information..............................................   3
         Investment Objectives and Strategies.............................   5
           Short-Term Portfolio...........................................   5
           Short-Term Portfolio II........................................   5
           U.S. Government Sector Portfolio...............................   6
           U.S. Government Sector Portfolio II............................   6
           Mortgage Portfolio.............................................   6
           Mortgage Portfolio II..........................................   7
           Investment Grade Corporate Portfolio...........................   7
           High Yield Portfolio ..........................................   8
           Municipal Sector Portfolio.....................................   8
           International Portfolio........................................   9
           Short-Term Emerging Markets Portfolio..........................   9
           Emerging Markets Portfolio.....................................  10
           Real Return Bond Portfolio.....................................  10
         Summary of Principal Risks.......................................  12
         Management of the Portfolios.....................................  15
         Purchases, Redemptions and Exchanges.............................  16
         How Portfolio Shares Are Priced..................................  18
         Portfolio Distributions..........................................  19
         Tax Consequences.................................................  19
         Investment Restrictions..........................................  20
         Portfolio Transactions and Brokerage.............................  21
         Characteristics and Risks of Securities and Investment
          Techniques......................................................  23
         Appendix A--Description of Securities Ratings.................... A-1

                                                          Offering Memorandum

            Summary Information

 The table below compares certain investment characteristics of the Portfolios. Other important characteristics are described in "Investment Objectives and Strategies" following this "Summary Information" section. Following the table are key concepts that are used throughout this Offering Memorandum.

                                                                                                                Non-U.S. Dollar
                                                                                                                Denominated
                 Portfolio         Main Investments                                       Credit Quality(1)     Securities(2)
 -----------------------------------------------------------------------------------------------------------------------------------
  Short-Term     Short-Term        Money market instruments and short duration fixed      Baa to Aaa            0%
  Portfolios     Portfolio         income securities
                 -------------------------------------------------------------------------------------------------------------------
                 Short-Term        Money market instruments and short duration fixed      B to Aaa; max 15%     0-20%(3)
                 Portfolio II      income securities                                      below Baa
------------------------------------------------------------------------------------------------------------------------------------
  U.S.           U.S. Government   U.S. Government securities                             Baa to Aaa            0%
  Government     Sector Portfolio
  Portfolios     ------------------------------------------------------------------------------------------------------------------
                 U.S. Government   U.S. Government securities                             B to Aaa; max 15%     0-20%(3)
                 Sector                                                                   below Baa
                 Portfolio II
-----------------------------------------------------------------------------------------------------------------------------------
  Mortgage       Mortgage          Mortgage-related fixed income securities               Baa to Aaa            0%
  Portfolios     Portfolio
                 ------------------------------------------------------------------------------------------------------------------
                 Mortgage          Mortgage-related fixed income securities               B to Aaa; max 15%     0-20%(3)
                 Portfolio II                                                             below Baa
 ----------------------------------------------------------------------------------------------------------------------------------
  Corporate      Investment        Corporate fixed income securities                      Baa to Aaa            0%
  Portfolios     Grade Corporate
                 Portfolio
                 ------------------------------------------------------------------------------------------------------------------
                 High Yield        Higher yielding fixed income securities                B to Aaa; min 65%     0-15%(4)
                 Portfolio                                                                below Baa
 ----------------------------------------------------------------------------------------------------------------------------------
  Municipal      Municipal         Municipal securities                                   Baa to Aaa            0%
  Portfolios     Sector Portfolio
 ----------------------------------------------------------------------------------------------------------------------------------
  International  International     Non-U.S. fixed income securities                       Baa to Aaa            (greater than or =)
  Portfolios     Portfolio                                                                                      65%(5)
                 ------------------------------------------------------------------------------------------------------------------
                 Emerging          Emerging market fixed income securities                B to Aaa; max 25%     (greater than or =)
                 Markets Portfolio                                                        below Ba              80%(5)
                 ------------------------------------------------------------------------------------------------------------------
                 Short-Term        Short duration emerging market fixed income securities B to Aaa; max 25%     (greater than or =)
                 Emerging Markets  or currencies of emerging markets                      below Ba              65%(5)
                 Portfolio
 ----------------------------------------------------------------------------------------------------------------------------------
  Specialty      Real Return       Inflation-indexed fixed income securities              Baa to Aaa            0-20%(3)
  Portfolios     Bond Portfolio
 ----------------------------------------------------------------------------------------------------------------------------------

 (1) As rated by Moody's Investors Service, Inc., or equivalently rated by Standard & Poor's Rating Service, or if unrated, determined by PIMCO to be of comparable quality.
 (2) Each Portfolio (except the Municipal Sector Portfolio) may invest beyond these limits in U.S. dollar-denominated securities of non-U.S. issuers.
 (3) The percentage limitation relates to non-U.S. dollar-denominated securities.
 (4) The percentage limitation relates to euro-denominated securities.
 (5) The percentage limitation relates to securities of foreign issuers denominated in any currency.

3  Private Account Portfolio Series

Fixed       Each Portfolio will invest at least 65% of its assets in "Fixed
Income      Income Instruments," which as used in this Offering Memorandum
Instruments includes:

            . securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises ("U.S. Government Securities");
            . corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
            .  mortgage-backed and other asset-backed securities;
            . inflation-indexed bonds issued both by governments and corporations;
            . structured notes, including hybrid or "indexed" securities, event-linked bonds and loan participations;
            .  delayed funding loans and revolving credit facilities;
            . bank certificates of deposit, fixed time deposits and bankers' acceptances;
            .  repurchase agreements and reverse repurchase agreements;
            . debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;
            . obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and
            . obligations of international agencies or supranational entities.

Ratings     In this Offering Memorandum, references are made to credit ratings
of Debt     of debt securities that measure an issuer's expected ability to
Securities  pay principal and interest on time. Credit ratings are determined by rating organizations, such as Standard & Poor's Rating Service
            ("S&P") or Moody's Investors Service, Inc. ("Moody's"). The following terms are generally used to describe the credit quality of debt securities depending on the security's credit rating or, if unrated, credit quality as determined by PIMCO:

            .  high quality
            .  investment grade
            . below investment grade ("high yield securities" or "junk bonds")

            For a further description of credit ratings, see "Appendix A-- Description of Securities Ratings."


                                                       Offering Memorandum    4

            Investment Objectives and Strategies

            The Portfolios provide a broad range of investment choices. The following Portfolio descriptions identify the investment objective and principal investments and strategies of each Portfolio. A detailed "Summary of Principal Risks" describing principal risks of investing in the Portfolios begins after this section.

             It is possible to lose money on investments in the Portfolios.

             An investment in a Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

Short-      The Portfolio's investment objective is maximum total return,
Term        consistent with preservation of capital and daily liquidity. The
Portfolio   Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its assets in a diversified portfolio of Fixed Income Instruments of varying maturities.

             The average duration of the Portfolio will vary based on PIMCO's forecast for interest rates and will normally not exceed one year. For point of reference, the dollar-weighted average maturity of the Portfolio is normally not expected to exceed three years.

             The Portfolio may invest only in investment grade securities. The
            Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its assets in securities of issuers that are economically tied to countries with emerging securities markets.

             The Portfolio may invest in options, futures contracts, swap agreements, or mortgage- or asset-backed securities, and purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Short-      The Portfolio's investment objective is maximum total return,
Term        consistent with preservation of capital and daily liquidity. The
Portfolio   Portfolio seeks to achieve its investment objective by investing
II          under normal circumstances at least 65% of its assets in a diversified portfolio of Fixed Income Instruments of varying maturities.

             The average duration of the Portfolio will vary based on PIMCO's forecast for interest rates and will normally not exceed one year. For point of reference, the dollar-weighted average maturity of the Portfolio is normally not expected to exceed three years.

             The Portfolio invests primarily in investment grade securities, but may invest up to 15% of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality.

             The Portfolio may invest up to 20% of its assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar-denominated securities of non-U.S. issuers. The Portfolio may invest up to 10% of its assets in securities of issuers that economically are tied to countries with emerging securities markets. The Portfolio will normally hedge its exposure to non-U.S. currencies to reduce the risk of loss due to fluctuations in exchange rates.

             The Portfolio may invest in options, futures contracts, swap agreements, or mortgage- or asset-backed securities, and purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

5  Private Account Portfolio Series

U.S.        The Portfolio's investment objective is maximum total return,
Government  consistent with prudent investment management. The Portfolio seeks
Sector      to achieve its investment objective by investing under normal
Portfolio   circumstances at least 65% of its assets in a portfolio of U.S.
            Government Securities of varying maturities, or in securities that provide exposure to the U.S. Government Securities sector, such as options, futures contracts, swap agreements, or mortgage- or asset-backed securities. Assets not invested in U.S. Government
            Securities may be invested in other types of Fixed Income
            Instruments. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year.

             The average duration of the Portfolio varies based on the
            strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program.

             The Portfolio may invest only in investment grade securities. The
            Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to countries with emerging securities markets. The Portfolio is non-diversified, which means that it may concentrate its assets in a smaller number of issuers than a diversified Portfolio.

             The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

U.S.        The Portfolio's investment objective is maximum total return,
Government  consistent with prudent investment management. The Portfolio seeks
Sector      to achieve its investment objective by investing under normal
Portfolio   circumstances at least 65% of its assets in a portfolio of U.S.
II          Government Securities of varying maturities, or in securities that provide exposure to the U.S. Government Securities sector, such as options, futures contracts, swap agreements, or mortgage- or asset-backed securities. Assets not invested in U.S. Government
            Securities may be invested in other types of Fixed Income
            Instruments. Generally, such instruments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year.

             The average duration of the Portfolio varies based on the
            strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program.

             The Portfolio invests primarily in investment grade securities, but may invest up to 15% of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or by S&P, or, if unrated, determined by PIMCO to be of comparable quality.

             The Portfolio may invest up to 20% of its assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar-denominated securities of non-U.S. issuers. The Portfolio will normally hedge its exposure to non-U.S. currencies to reduce the risk of loss due to fluctuations in exchange rates. The Portfolio is non-diversified, which means that it may concentrate its assets in a smaller number of issuers than a diversified Portfolio.

             The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Mortgage    The Portfolio's investment objective is maximum total return,
Portfolio   consistent with prudent investment management. The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its assets in a diversified portfolio of mortgage-related securities of varying maturities, which

                                                          Offering Memorandum  6
            may be represented by options, futures contracts, swap agreements, or mortgage- and asset-backed securities. Assets not invested in mortgage-related securities may be invested in other types of Fixed Income Instruments. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year.

             The average duration of the Portfolio varies based on the
            strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program.

             The Portfolio may invest only in investment grade securities. The
            Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to countries with emerging securities markets.

             The Portfolio may only invest up to 5% of its assets in each issue of non-U.S. Government Securities and will not invest more than 10% of its assets in any single issuer of such securities.

             The Portfolio may purchase investments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Mortgage    The Portfolio's investment objective is maximum total return,
Portfolio   consistent with prudent investment management. The Portfolio seeks
II          to achieve its investment objective by investing under normal circumstances at least 65% of its assets in a diversified portfolio of mortgage-related securities of varying maturities, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities. Assets not invested in mortgage-related securities may be invested in other types of Fixed Income Instruments. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year.

             The average duration of the Portfolio varies based on the
            strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program.

             The Portfolio invests primarily in investment grade securities, but may invest up to 15% of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P, or if unrated, determined by the PIMCO to be of comparable quality.

             The Portfolio may invest up to 20% of its assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar-denominated securities of non-U.S. issuers. The Portfolio will normally hedge its exposure to non-U.S. currencies to reduce the risk of loss due to fluctuations in exchange rates.

             The Portfolio may only invest up to 5% of its assets in each issue of non-U.S. Government Securities and will not invest more than 10% of its assets in any single issuer of such securities.

             The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Investment  The Portfolio's investment objective is maximum total return,
Grade       consistent with prudent investment management. The Portfolio seeks
Corporate   to achieve its investment objective by investing under normal
Portfolio   circumstances at least 65% of its assets in a portfolio of corporate fixed income securities of varying maturities, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities.

             The average duration of the Portfolio varies based on the
            strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program.

7  Private Account Portfolio Series

             The Portfolio invests primarily in investment grade debt
            securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its assets in securities of issuers that are economically tied to countries with emerging securities markets. The Portfolio is non-diversified, which means that it may concentrate its assets in a smaller number of issuers than a diversified Portfolio.

             The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

High        The Portfolio's investment objective is maximum total return,
Yield       consistent with prudent investment management. The Portfolio seeks
Portfolio   to achieve its investment objective by investing under normal circumstances at least 65% of its assets in a diversified portfolio of high yield securities ("junk bonds") rated below investment grade but rated at least B by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The remainder of the Portfolio's assets may be invested in investment grade Fixed Income Instruments.

             The average duration of the Portfolio varies based on the
            strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program.

             The Portfolio may invest up to 15% of its assets in euro-
            denominated securities and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Fund normally will hedge at least 75% of its exposure to the euro to reduce the risk of loss due to fluctuations in currency exchange rates.

             The Portfolio may invest up to 15% of its assets in options, futures contracts, and swap agreements, and may purchase instruments on an extended settlement basis. The Portfolio may invest all of its assets in mortgage- or asset-backed securities. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Municipal   The Portfolio's investment objective is maximum total return,
Sector      consistent with prudent investment management. The Portfolio seeks
Portfolio   to achieve its investment objective by investing under normal circumstances at least 65% of its assets in debt securities issued by or on behalf of states and local governments and their agencies, authorities and other instrumentalities ("Municipal
            Securities"), or in instruments that provide exposure to the Municipal Securities sector, such as options, futures contracts, and swap agreements, including options on futures contracts and swap agreements. Assets not invested in Municipal Securities may be invested in other types of Fixed Income Instruments.

             Although the Portfolio primarily invests in Municipal Securities or instruments providing exposure to Municipal Securities, the Portfolio does not seek to minimize taxable income and realized capital gains, and, consequently, the Portfolio may generate substantial taxable income and gains. The Portfolio may invest more than 25% of its assets in bonds of issuers in California and New York.

             The average portfolio duration of this Portfolio normally varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. The Portfolio will seek income that is high relative to prevailing rates from Municipal Securities. Capital appreciation, if any, generally arises from decreases in interest rates or improving credit fundamentals for a particular state, municipality or issuer.

             The Portfolio may invest only in investment grade securities. The
            Portfolio is non-diversified, which means that it may concentrate its assets in a smaller number of issuers than a diversified Portfolio.

                                                          Offering Memorandum 8

             The Portfolio may also invest in options, futures contracts, and swap agreements, and purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Interna-    The Portfolio's investment objective is maximum total return,
tional      consistent with prudent investment management. The Portfolio seeks
Portfolio   to achieve its investment objective by investing under normal circumstances at least 65% of its assets in a portfolio of Fixed
            Income Instruments of non-U.S. issuers, representing at least three non-U.S. countries or currencies, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities. These securities may be denominated in non-U.S. currencies, baskets of non-U.S. currencies (such as the euro), or the U.S. dollar. The Portfolio will normally hedge at least 75% of its exposure to non-U.S. currencies to reduce the risk of loss due to fluctuations in exchange rates. Assets not invested in non-U.S. fixed income securities may be invested in U.S. Fixed Income Instruments.

             PIMCO selects the Portfolio's non-U.S. country and currency compositions based on an evaluation of relative interest rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other factors PIMCO believes to be relevant.

             The average duration of the Portfolio varies based on the
            strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program.

             The Portfolio may invest only in investment grade securities. The
            Portfolio is non-diversified, which means that it may concentrate its assets in a smaller number of issuers than a diversified Portfolio.

             The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Short-      The Portfolio's investment objective is maximum total return,
Term        consistent with prudent investment management. The Portfolio seeks
Emerging    to achieve its investment objective by investing under normal
Markets     circumstances at least 65% of its assets in a portfolio of Fixed
Portfolio   Income Instruments or currencies of emerging market countries, which may be represented by options, futures contracts, swap agreements, currency forwards, or mortgage- or asset-backed securities.

             PIMCO has broad discretion to identify and invest in countries that it considers to qualify as emerging markets. However, PIMCO generally considers an emerging market to be any country that is defined as an emerging or developing economy by the World Bank or its related organizations, or the United Nations or its authorities. PIMCO will select the Portfolio's country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, and other specific factors PIMCO believes to be relevant.

             The average duration of the Portfolio will vary based on PIMCO's forecast for interest rates and will normally not exceed one year. For a point of reference the dollar-weighted average maturity of the Portfolio is normally not expected to exceed three years.

             The Portfolio may invest substantially all of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality, subject to a maximum of 25% of assets in securities rated
            B. The Portfolio is non-diversified, which means it may concentrate its assets in a smaller number of issuers than a diversified Portfolio.

9  Private Account Portfolio Series

             The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase or sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Emerging    The Portfolio's investment objective is maximum total return,
Markets     consistent with prudent investment management. The Portfolio seeks
Portfolio   to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of Fixed
            Income Instruments of issuers that economically are tied to countries with emerging securities markets, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities. A security is economically tied to an emerging market country if it is principally traded on the country's securities markets, or the issuer is organized or principally operates in the country, derives a majority of its income from its operations within the country, or has a majority of its assets in the country. These securities may be denominated in non-U.S. currencies or the U.S. dollar. The Portfolio may, but is not required to, hedge its exposure to non-U.S. currencies.
            Assets not invested in emerging markets securities may be invested in other types of Fixed Income Instruments.

             PIMCO has broad discretion to identify and invest in countries that it considers to qualify as emerging securities markets. However, PIMCO generally considers an emerging securities market to be one located in any country that is defined as an emerging or developing economy by the World Bank or its related organizations, or the United Nations or its authorities. The Portfolio emphasizes countries with relatively low gross national product per capita and with the potential for rapid economic growth. PIMCO will select the Portfolio's country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other specific factors PIMCO believes to be relevant. The Portfolio likely will concentrate its investments in Asia, Africa, the Middle East, Latin America and the developing countries of Europe. The Portfolio may invest in securities whose return is based on the return of an emerging securities market, such as a derivative instrument, rather than investing directly in securities of issuers from emerging markets.

             The average duration of the Portfolio varies based on the
            strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program.

             The Portfolio may invest substantially all of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality, subject to a maximum of 25% of assets in securities rated
            B. The Portfolio is non-diversified, which means that it may concentrate its assets in a smaller number of issuers than a diversified Portfolio.

             The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Real        The Portfolio's investment objective is maximum total return,
Return      consistent with prudent investment management. The Portfolio seeks
Bond        to achieve its investment objective by investing under normal
Portfolio   circumstances at least 65% of its assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S.
            governments, their agencies or instrumentalities, and corporations, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities. Assets not invested in inflation-indexed bonds may be invested in other types of Fixed Income Instruments.

             Inflation-indexed bonds are fixed income securities that are structured to provide protection against inflation. The value of the bond's principal or the interest rate paid on the bond is adjusted to track changes in

                                                          Offering Memorandum 10
            an official inflation measure. The U.S. Treasury uses the Consumer Price Index for Urban Consumers as the inflation measure. Inflation-indexed bonds issued by governments other than the United States are generally adjusted to reflect a comparable inflation index, calculated by that government. "Real return" equals total return less the estimated cost of inflation, which is typically measured by the change in an official inflation measure.

             The average duration of the Portfolio varies based on the
            strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program.

             The Portfolio may invest only in investment grade securities. The
            Portfolio may invest up to 20% of its assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar denominated securities of non-U.S. issuers. The Portfolio will normally hedge at least 75% of its exposure to non-U.S. currencies to reduce the risk of loss due to fluctuations in currency exchange rates. The Portfolio is non-diversified, which means that it may concentrate its assets in a smaller number of issuers than a diversified Portfolio.

             The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

11  Private Account Portfolio Series

            Summary of Principal Risks

            The value of your investment in a Portfolio changes with the values of that Portfolio's investments. Many factors can affect those values. The factors that are most likely to have a material effect on a particular Portfolio's holdings as a whole are called "principal risks." This section describes the principal risks of investing in each Portfolio. Each Portfolio may be subject to additional principal risks and risks other than those described below because the types of investments made by a Portfolio can change over time. Securities and investment techniques mentioned in this summary are described in greater detail under "Characteristics and Risks of Securities and Investment Techniques." That section and "Investment Objectives and Policies" in the Offering Memorandum Supplement also include more information about the Portfolios, their investments and the related risks. There is no guarantee that a Portfolio will be able to achieve its investment objective.

Interest    As interest rates rise, the value of fixed income securities held
Rate Risk   by each Portfolio are likely to decrease. Securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations.

Credit      Each Portfolio could lose money if the issuer or guarantor of a
Risk        fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings.

High        Each Portfolio, except the Short-Term, U.S. Government Sector,
Yield       Mortgage, Investment Grade Corporate, Municipal Sector,
Risk        International, and Real Return Bond Portfolios, may invest in high yield securities and unrated securities of similar credit quality
            (commonly known as "junk bonds"). These Portfolios may be subject to greater levels of interest rate, credit and liquidity risk than Portfolios that do not invest in such securities. High yield securities are considered predominately speculative with respect to the issuer's continuing ability to make principal and interest payments. An economic downturn or period of rising interest rates could adversely affect the market for high yield securities and reduce a Portfolio's ability to sell its high yield securities
            (liquidity risk).

Market      The market price of securities owned by each Portfolio may go up
Risk        or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than fixed income securities.

Issuer      The value of a security owned by each Portfolio may decline for a
Risk        number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services.



Liquidity   Liquidity risk exists when particular investments are difficult to
Risk        purchase or sell. A Portfolio's investments in illiquid securities may reduce the returns of the Portfolio because it may be unable to sell the illiquid securities at an advantageous time or price.
            Portfolios with principal investment strategies that involve non-
            U.S. securities, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk.

                                                         Offering Memorandum  12

Derivatives Each Portfolio may invest some or all of its assets in
Risk derivatives, which are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolios may use are referenced under "Characteristics and Risks of Securities and Investment Techniques--Derivatives" in this Offering Memorandum and described in more detail under "Investment Objectives and Policies" in the Offering Memorandum Supplement. The Portfolios typically use derivatives as a substitute for taking a position in the underlying asset and/or as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. The Portfolios may also use derivatives under circumstances that may have the effect of creating leverage, although as a general matter such use would be consistent with the duration guidelines applicable to the investment strategy being used for a particular Portfolio, which would be compatible with duration guidelines applied to PIMCO private accounts overall. A Portfolio's use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, interest rate risk, market risk, credit risk and management risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Under certain circumstances, a Portfolio investing in a derivative instrument could lose more than the principal amount invested, although PIMCO will typically cover open derivatives positions by segregating liquid assets (or other economically appropriate covering positions) in an attempt to minimize this risk. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial.

Mortgage    Each Portfolio may purchase mortgage-related securities, which are
Risk        subject to certain additional risks. Rising interest rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, a Portfolio that holds mortgage-related securities may exhibit additional volatility. This is known as extension risk. In addition, mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of a Portfolio because the Portfolio will have to reinvest that money at the lower prevailing interest rates.

Foreign     Each Portfolio (except the Municipal Sector Portfolio) may invest
(Non-U.S.) in foreign securities, and, as a result, may experience more rapid Investment and extreme changes in value than a Portfolio that invests
Risk        exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S.
            issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S.
            standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect a Portfolio's investments in a foreign country. In the event of nationalization, expropriation or other confiscation, a Portfolio could lose its entire investment in foreign securities. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Portfolio invests a significant portion of its assets in a concentrated geographic area like Eastern Europe or Asia, the Portfolio will generally have more exposure to regional economic risks associated with foreign investments.

Emerging    Foreign investment risk may be particularly high to the extent
Markets     that a Portfolio, particularly the Emerging Markets and the Short-
Risk        Term Emerging Markets Portfolios invest in emerging market securities of issuers based in countries with developing economies. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign countries.

13  Private Account Portfolio Series

Currency    Each Portfolio, except the Short-Term, U.S. Government, Mortgage,
Risk        Investment Grade Corporate, and Municipal Sector Portfolios, may
            invest directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign currencies. These
            Portfolios are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

             Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the U.S. or abroad. As a result, a Portfolio's investments in foreign currency-denominated securities may reduce the returns of the Portfolio.

Concentra-  Concentration of investments in a small number of issuers,
tion        industries or foreign currencies increases risk. Each Portfolio,
Risk        except for the Short-Term, Short-Term II, Mortgage, Mortgage II,
            and High Yield Portfolios, is "non-diversified," which means that it may invest a greater percentage of their assets in the securities of a single issuer than the diversified Portfolios.
            Portfolios that invest in a relatively small number of issuers are more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. Some of those issuers also may present substantial credit or other risks.

Leveraging  Certain transactions may give rise to a form of leverage. Such
Risk transactions generally involve, in essence, the "rolling forward" of unsettled purchases of securities, using techniques such as when-issued, delayed delivery, forward commitment transactions or repurchase agreements. The Portfolios may also make loans of their portfolio securities. The use of derivatives may create leverage. To mitigate leveraging risk, PIMCO will segregate liquid assets or otherwise cover the transactions that may give rise to such risk. The occurrence of leverage may cause a Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Leverage, including borrowing, may cause a Portfolio to be more volatile than if the Portfolio had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of a Portfolio's securities. However, PIMCO's intended exposures are generally equivalent to exposures that could be gained using fully settled non-leveraged investment positions. Furthermore, the occurrence of leverage would, as a general matter, be consistent with the duration guidelines applicable to the investment strategy being used for a particular Portfolio, which would be compatible with duration guidelines applied to PIMCO private accounts overall.

Management  Each Portfolio is subject to management risk because it is an
Risk actively managed investment portfolio. PIMCO and its team of portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Portfolios, but there can be no guarantee that these will produce the desired results.

California  Because the Municipal Sector Portfolio may concentrate its
State--     investments in California Municipal Securities, the Portfolio may
Specific    be affected significantly by economic, regulatory or political
Risk        developments affecting the ability of California issuers to pay interest or repay principal. Provisions of the California
            Constitution and State statutes which limit the taxing and spending authority of California governmental entities may impair the ability of California issuers to pay principal and/or interest on their obligations. While California's economy is broad, it does have major concentrations in high technology, aerospace and defense-related manufacturing, trade, entertainment, real estate and financial services, and may be sensitive to economic problems affecting those industries. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers.

                                                         Offering Memorandum  14

New York    Because the Municipal Sector Portfolio may concentrate its
State--     investments in New York Municipal Securities, the Portfolio may be
Specific    affected significantly by economic, regulatory or political
Risk        developments affecting the ability of New York issuers to pay interest or repay principal. Certain issuers of New York municipal bonds have experienced serious financial difficulties in the past and a reoccurrence of these difficulties may impair the ability of certain New York issuers to pay principal or interest on their obligations. The financial health of New York City affects that of the State, and when New York City experiences financial difficulty it may have an adverse affect on New York municipal bonds held by the Fund. The growth rate of New York has at times been somewhat slower than the nation overall. The economic and financial condition of New York also may be affected by various financial, social, economic and political factors.

            Management of the Portfolios

            The business affairs of the Portfolios are managed under the direction of the Trust's Board of Trustees. Information about the Trustees and the Trust's executive officers is included in the Offering Memorandum Supplement under the heading "Management of the Trust."

Investment  PIMCO serves as the investment adviser and the administrator
Adviser     (serving in its capacity as administrator, the "Administrator")
and         for the Portfolios. Subject to the supervision of the Board of
Adminis-    Trustees, PIMCO is responsible for managing the investment
trator      activities of the Portfolios and the Portfolios' business affairs and other administrative matters. A team of PIMCO portfolio managers are responsible for the day-to-day management of the Portfolios.

             PIMCO is located at 840 Newport Center Drive, Newport Beach,
            California 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2000, PIMCO had approximately $199.3 billion in assets under management.

Advisory    Each Portfolio pays PIMCO an advisory fee in return for providing
and         investment advisory services. Each Portfolio also pays PIMCO an
Adminis-    administrative fee for the administrative services it requires
trative     under a fee structure that is essentially fixed. PIMCO, in turn,
Fees        provides administrative services for each Portfolio's shareholders and also bears the costs of various third-party services required by the Portfolios, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs.

             The tables below show the advisory and administrative fees for each Portfolio at an annual rate based upon the average daily net assets of the Portfolios. PIMCO has agreed to reduce its administrative fee, subject to potential future reimbursement, to the extent that a Portfolio's total operating expenses exceed, due to organizational expenses and the payment by a Portfolio of its pro rata portion of the Trustees fees of the Trust, the Total Annual Portfolio Operating Expenses set forth in the tables below.

             The following table and example describe the fees and expenses you may pay if you buy and hold shares of the Short-Term, Short-Term II, U.S. Government Sector, U.S. Government Sector II, Mortgage, Mortgage II, Investment Grade Corporate, High Yield, Municipal Sector, and Real Return Bond Portfolios:

            Shareholder Fees (fees paid directly from your investment)     None

            Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets)

                                                    Total Annual
         Advisory        Administrative             Portfolio Operating
         Fee             Fee                        Expenses
         ------------------------------------------------------------------------------
         0.02%           0.03%                      0.05%
         ------------------------------------------------------------------------------

15  Private Account Portfolio Series

            Example. The Example assumes that you invest $10,000 in the Short-Term, Short-Term II, U.S. Government Sector, U.S. Government Sector II, Mortgage, Mortgage II, Investment Grade Corporate, High Yield, Municipal Sector, and Real Return Bond Portfolios for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and each Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be for each Portfolio based on these assumptions.

            Year 1                           Year 3
            -------------------------------------------------------------------
            $5                               $16
            -------------------------------------------------------------------

             The following table and example describe the fees and expenses you may pay if you buy and hold shares of the International, Emerging Markets and Short-Term Emerging Markets Portfolios:

            Shareholder Fees (fees paid directly from your investment)     None

            Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets)

                                                       Total Annual
            Advisory        Administrative             Portfolio Operating
            Fee             Fee                        Expenses
            --------------------------------------------------------------------
            0.02%           0.10%                      0.12%
            --------------------------------------------------------------------

            Example. The Example assumes that you invest $10,000 in the International, Emerging Markets and Short-Term Emerging Markets Portfolios for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and each Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be for each Portfolio based on these assumptions.

            Year 1          Year 3
            -------------------------------------------------------------------
            $12             $39
            -------------------------------------------------------------------

Distributor The Trust's Distributor is PIMCO Funds Distributors LLC, a wholly owned subsidiary of PIMCO Advisors L.P. The Distributor, located at 2187 Atlantic Street, Stamford, CT 06902, is a broker-dealer registered with the Securities and Exchange Commission.

            Purchases, Redemptions and Exchanges

Purchasing  Shares of the Portfolios are restricted securities and are issued
Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any "security" to the public within the meaning of the Securities Act.

             Shares of the Portfolios are offered only to private account clients of PIMCO, who are "accredited investors," within the meaning of Regulation D under the Securities Act, and either (i) "qualified purchasers," as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) of the Securities Act. Shares may be offered to PIMCO and its affiliates, and to the benefit plans of PIMCO and its affiliates. Shares of the Portfolios may be purchased at the relevant net asset value ("NAV") without a sales charge or other fee.

             PIMCO, acting as agent for its private account clients, will effect all purchases of shares of the Portfolios.

              . Timing of Purchase Orders and Share Price Calculations. A
            purchase order, together with payment in proper form, received by the Trust's transfer agent, National Financial Data Services ("Transfer Agent"), prior

                                                        Offering Memorandum  16
            to the close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange, on a day the Trust is open for business, will be effected at that day's NAV. An order received after the close of regular trading on the New York Stock Exchange will be effected at the NAV determined on the next business day. The Trust is "open for business" on each day the New York Stock Exchange is open for trading, which excludes the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Purchase orders will be accepted only on days on which the Trust is open for business.

              . Other Purchase Information. Purchases of a Portfolio's shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.

             The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolios or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

             Shares of the Portfolios are not registered or qualified for sale in the states. Shares of the Portfolios may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in the investor's state of residence.

             Subject to the approval of the Trust, shares of a Portfolio may be purchased with liquid securities that are eligible for purchase by the Portfolio (consistent with the Portfolio's investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust's valuation policies. These transactions will be effected only if PIMCO intends to retain the security in the Portfolio as an investment. Assets purchased by a Portfolio in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Portfolio's shares, if such assets were included in the Portfolio's assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.

Redeeming   As stated above, the Portfolios' shares are restricted securities
Shares      that may not be sold to investors other than "accredited
            investors" within the meaning of Regulation D under the Securities
            Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Portfolios may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.

             PIMCO, acting as agent for its private account clients, will effect all redemptions of shares of the Portfolios.

              . Timing of Redemption Requests and Share Price Calculations. A
            redemption request received by the Trust or its designee prior to the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time), on a day the Trust is open for business, is effective on that day. A redemption request received after that time becomes effective on the next business day. Redemption requests for Portfolio shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as account number, redemption amount (in dollars or shares), and the Portfolio name.

              . Other Redemption Information. Redemption proceeds will
            ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven business days. Redemptions of Portfolio shares may be suspended when trading on the New York Stock Exchange is restricted or during an emergency

17  Private Account Portfolio Series
            which makes it impracticable for the Portfolios to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the Securities and Exchange Commission for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

             The Trust agrees to redeem shares of each Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio's net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by a Portfolio in lieu of cash. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

Exchange    Exchanges of shares of a Portfolio for shares of any other
Privilege   Portfolio will be based on the respective NAVs of the shares involved. Subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging
            Institutional Class shares of another series of the Trust for shares of the Portfolios.

             Shares may only be exchanged with respect to Portfolios that are registered in an investor's state of residence or where an exemption from registration is available. An exchange order is treated the same for tax purposes as a redemption followed by a purchase and may result in a capital gain or loss, and special rules may apply in computing tax basis when determining gain or loss. See "Tax Consequences" in this Offering Memorandum and "Taxation" in the Offering Memorandum Supplement.

            How Portfolio Shares Are Priced

            The net asset value ("NAV") of a Portfolio's shares is determined by dividing the total value of a Portfolio's investments and other assets, less any liabilities, by the total number of shares outstanding.

             For purposes of calculating NAV, portfolio securities and other assets for which market quotes are available are stated at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, based on quotes obtained from a quotation reporting system, established market makers, or pricing services. Certain securities or investments for which daily market quotations are not readily available may be valued, pursuant to guidelines established by the Board of Trustees, with reference to other securities or indices. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Exchange traded options, futures and options on futures are valued at the settlement price determined by the exchange. Other securities for which market quotes are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at their direction.

             Investments initially valued in currencies other than the U.S.
            dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, the NAV of a Portfolio's shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the New York Stock Exchange is closed and an investor is not able to purchase, redeem or exchange shares.

             Portfolio shares are valued at the close of regular trading
            (normally 4:00 p.m., Eastern time) (the "NYSE Close") on each day that the New York Stock Exchange is open. For purposes of calculating the NAV, the Portfolios normally use pricing data for domestic equity securities received shortly after the NYSE Close and do not normally take into account trading, clearances or settlements that take place after the NYSE Close. Domestic fixed income and foreign securities are normally priced using data reflecting the earlier closing of the

                                                        Offering Memorandum  18
            principal markets for those securities. Information that becomes known to the Portfolios or its agents after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day.

             In unusual circumstances, instead of valuing securities in the usual manner, the Portfolios may value securities at fair value or estimate their value as determined in good faith by the Board of Trustees, generally based upon recommendations provided by PIMCO. Fair valuation may also be used if extraordinary events occur after the close of the relevant market but prior to the NYSE Close.

            Portfolio Distributions

            Each Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. A shareholder begins earning dividends on Portfolio shares the day after the Trust receives the purchase payment. Each Portfolio intends to declare and pay income dividends quarterly.

             In addition, each Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

             A Portfolio's dividend and capital gain distributions will automatically be reinvested in additional shares of the Portfolio at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Portfolio distributions.


            Tax Consequences

            The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in a Portfolio. Non-U.S. shareholders should also consider the tax consequences imposed by their domicile's tax revenue authority.

              . Portfolio Distributions. Each Portfolio will distribute
            substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in additional shares of the Portfolio. If a Portfolio declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.

             You will receive a tax report each year, before February 1. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are short-term or long-term capital gains. If a Portfolio designates a dividend as a capital gains distribution (typically from gains from investments that a Portfolio owned for more than 12 months), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of that Portfolio.

             Portfolio distributions are taxable to shareholders even if they are paid from income or gains earned by a Portfolio prior to a shareholder's investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of a Portfolio distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.

              . Sales, Exchanges, and Redemptions of Portfolio Shares. You
            will generally have a capital gain or loss if you dispose of your Portfolio shares by redemption, exchange or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them. When a shareholder exchanges shares of a Portfolio for shares of another Portfolio,

19  Private Account Portfolio Series
            the transaction will be treated as a sale of the exchanged Portfolio shares, and any gain on those shares will generally be subject to federal income tax.

              . Backup Withholding. Each Portfolio may be required to withhold
            U.S. federal income tax at the rate of 31% of all taxable distributions payable to you if you fail to provide the Portfolio with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.

            Investment Restrictions

Fundamental Each Portfolio's investment objective as set forth in the Investment "Investment Objectives and Strategies" section, together with the
Restrict-   investment restrictions set forth below, are fundamental policies
ions        of the Portfolios and may not be changed with respect to a
            Portfolio without shareholder approval by vote of a majority of the outstanding shares of that Portfolio.

            (1) A Portfolio may not concentrate its investments in a
                particular industry, as that term is used in the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

            (2) The Short-Term, Short-Term II, Mortgage, Mortgage II, and High
                Yield Portfolios, may not, with respect to 75% of its assets, purchase the securities of any issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, if, as a result, (i) more than 5% of the Portfolio's assets would be invested in the securities of that issuer, or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer;

            (3) A Portfolio may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;

            (4) A Portfolio may not purchase or sell commodities or
                commodities contracts or oil, gas or mineral programs. This restriction shall not prohibit a Portfolio, subject to restrictions described in this Offering Memorandum and elsewhere in the Offering Memorandum Supplement, from purchasing, selling or entering into futures contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any interest rate, securities-related or foreign currency-related hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities and commodities laws;

            (5) A Portfolio may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;

            (6) A Portfolio may not make loans except as permitted under the
                1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and

            (7) A Portfolio may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

            Notwithstanding the foregoing, it is a fundamental policy of each Portfolio that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the "Investment Objectives and Strategies" section and whose shares may be offered to other parties as well as the Portfolio.

                                                        Offering Memorandum  20

Non-        Each Portfolio is also subject to the following non-fundamental
Fundamental investment restrictions and policies (which may be changed without Investment shareholder approval) relating to the investment of its assets and
Restrict-   activities.
iond
            (1) A Portfolio may not invest more than 15% of its net assets
                (taken at market value at the time of the investment) in illiquid securities; and

            (2) A Portfolio may not invest in any combination of interest only, principal only or inverse floating rate securities, except that the Mortgage and Mortgage II Portfolios may invest up to 5% of their assets in such securities.

            Portfolio Transactions and Brokerage

Investment  Investment decisions for the Trust and for the other investment
Decisions   advisory clients of PIMCO are made with a view to achieve the
and         investment objectives of each Portfolio. Investment decisions are
Portfolio   the product of many factors, including the suitability of the
Trans-      investment for the particular client involved (as well as the
actions     Trust). Some securities considered for investments by the
            Portfolios may also be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. If a purchase or sale of securities consistent with the investment policies of a Portfolio and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and clients in a manner deemed fair and reasonable by PIMCO.

             PIMCO may aggregate orders for the Portfolios with simultaneous transactions entered into on behalf of other clients of PIMCO so long as price and transaction expenses are averaged either for that transaction or for the day. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security. In such cases, each day's transactions in the security are, insofar as possible, averaged as to price and allocated between PIMCO's clients in an equitable manner and in accordance with the amount being purchased or sold by each client. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

Brokerage   There is generally no stated commission in the case of fixed
and         income securities, which are traded in the over-the-counter
Research    markets, but the price paid by a Portfolio usually includes an
Services    undisclosed dealer commission or mark-up. In underwritten
            offerings, the price paid by a Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by a Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in non-U.S. securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

             PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for the relevant Portfolio and buys and sells such securities, options and futures for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions as described below. In seeking the most favorable price and execution, PIMCO, having in mind the Trust's best interests, considers all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions.

21  Private Account Portfolio Series

             PIMCO places orders for the purchase and sale of portfolio investments for the Portfolios' accounts with brokers or dealers selected by it in its discretion. When purchasing or selling securities for the Portfolios, PIMCO will seek the best price and execution of the Portfolios' orders. In doing so, a Portfolio may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. PIMCO also may consider sales of shares of the Trust as a factor in the selection of broker-dealers to execute portfolio transactions for the Trust.

             PIMCO may receive research services from broker-dealers with which PIMCO places the Trust's portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for a Portfolio. These services include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various of its clients (including the Trust), although not all of these services are necessarily useful and of value in managing the Trust. The management fee paid by the Trust is not reduced because PIMCO and its affiliates receive such services.

             As permitted by the Securities Exchange Act of 1934, the Trust may pay a broker-dealer that provides brokerage and research services to PIMCO a commission for effecting a securities transaction for the Trust in excess of the commission that another broker-dealer would have charged for effecting the same transaction.

             Subject to seeking the most favorable price and execution
            available and such other policies as the Trustees may determine, PIMCO may also consider sales of shares of the Trust as a factor in the selection of broker-dealers to execute portfolio transactions for the Trust.

Portfolio   The length of time a Portfolio has held a particular security is
Turnover    not generally a consideration in investment decisions. A change in the securities held by a Portfolio is known as "portfolio turnover." PIMCO manages the Portfolios without regard generally to restrictions on portfolio turnover. Each Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective, particularly during periods of volatile market movements. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for some of the Portfolios. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely effect the Portfolio's performance.

             The portfolio turnover rate of a Portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and
            (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and assets used to cover short positions undertaken are included in the amounts of securities sold and purchased, respectively, during the year.

                                                         Offering Memorandum  22

            Characteristics and Risks of Securities and Investment Techniques

            This section provides additional information about some of the principal investments and related risks of the Portfolios described under "Summary Information" above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Portfolios from time to time. Most of these securities and investment techniques are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolios. As with any mutual fund, investors in the Portfolios rely on the professional investment judgement and skill of PIMCO and the portfolio managers. Please see "Investment Objectives and Policies" in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolios.

Securities  The Portfolios in this Offering Memorandum seek maximum total
Selection   return. The total return sought by a Portfolio consists of both income earned on a Portfolio's investments and capital appreciation, if any, arising from increases in the market value of a Portfolio's holdings. Capital appreciation of fixed income securities generally results from decreases in market interest rates or improving credit fundamentals for a particular market sector or security.


             In selecting securities for a Portfolio, PIMCO develops an outlook for interest rates, currency exchange rates and the economy; analyzes credit and call risks, and uses other security selection techniques. The proportion of a Portfolio's assets committed to investment in securities with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO's outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors.

U.S.        U.S. Government Securities are obligations of, or guaranteed by,
Government the U.S. Government, its agencies or government-sponsored Securities enterprises. U.S. Government Securities are subject to market and interest rate risk, and may be subject to varying degrees of credit risk. U.S. Government Securities include zero coupon securities, which tend to be subject to greater market risk than interest-paying securities of similar maturities.

Municipal   Municipal bonds are generally issued by states and local
Bonds       governments and their agencies, authorities and other
            instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. The types of municipal bonds in which the Portfolios may invest include municipal lease obligations. The
            Portfolios may also invest in securities issued by entities whose underlying assets are municipal bonds.

Mortgage-   Each Portfolio may invest in mortgage- or other asset-backed
Related     securities. Mortgage-related securities include mortgage pass-
and Other   through securities, collateralized mortgage obligations ("CMOs"),
Asset-      commercial mortgage-backed securities, mortgage dollar rolls, CMO
Backed      residuals, stripped mortgage-backed securities ("SMBSs") and other
Securities  securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property.

             The value of some mortgage- or asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose a Portfolio to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of

23  Private Account Portfolio Series
            prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. The value of these securities may fluctuate in response to the market's perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations.

             One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or "IO" class), while the other class will receive all of the principal (the principal-only, or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio's yield to maturity from these securities. A Portfolio may not invest in any combination of IO, PO, or inverse floater securities, except that the Mortgage and Mortgage II Portfolios may invest up to 5% of their assets in such securities. The Portfolios may invest in other asset-backed securities that have been offered to investors.

Loan        Certain Portfolios may invest in fixed- and floating-rate loans,
Participa-  which investments generally will be in the form of loan
tions       participations and assignments of portions of such loans.
and         Participations and assignments involve special types of risk,
Assignments including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If a Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

Corporate   Corporate debt securities are subject to the risk of the issuer's
Debt        inability to meet principal and interest payments on the
Securities  obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the credit-worthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Corporate debt securities may include forms of preferred stock, including dividend received deduction preferred stocks or other tax-advantaged securities.

High        Securities rated lower than Baa by Moody's Investors Service, Inc.
Yield       ("Moody's") or lower than BBB by Standard & Poor's Ratings
Securities  Services ("S&P") are sometimes referred to as "high yield" or
            "junk" bonds. Investing in high yield securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities typically entail greater potential price volatility and may be less liquid than higher-rated securities.
            High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities.

              . Credit Ratings and Unrated Securities. Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody's and S&P. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer's current financial condition may be better or worse than a rating indicates. A Portfolio will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.

                                                         Offering Memorandum  24

             A Portfolio may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines that the security is of comparable quality to a rated security that the Portfolio may purchase. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security's comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that a Portfolio invests in high yield and/or unrated securities, the Portfolio's success in achieving its investment objective may depend more heavily on the portfolio manager's creditworthiness analysis than if the Portfolio invested exclusively in higher-quality and rated securities.

Variable    Variable and floating rate securities provide for a periodic
and         adjustment in the interest rate paid on the obligations. Each
Floating    Portfolio may invest in floating rate debt instruments
Rate        ("floaters") and engage in credit spread trades. While floaters
Securities  provide a certain degree of protection against rises in interest rates, a Portfolio will participate in any declines in interest rates as well. The Mortgage and Mortgage II Portfolios may invest in inverse floating rate debt instruments ("inverse floaters"). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The Mortgage and Mortgage II Portfolios may not invest more than 5% of its assets in any combination of inverse floater, interest only, or principal only securities.

Inflation-  Inflation-indexed bonds are fixed income securities whose
Indexed     principal value is periodically adjusted according to the rate of
Bonds       inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced.
            Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

             The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Short-term increases in inflation may lead to a decline in value. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-      Each Portfolio may invest in "event-linked bonds," which are fixed
Linked      income securities for which the return of principal and payment of
Bonds       interest is contingent on the non-occurrence of a specific
            "trigger" event, such as a hurricane, earthquake, or other physical or weather-related phenomenon. Some event-linked bonds are commonly referred to as "catastrophe bonds." If a trigger event occurs, a Portfolio may lose a portion or all of its principal invested in the bond. Event-linked bonds often provide for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. Event-linked bonds may also expose the Portfolio to certain unanticipated risks including credit risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked bonds may also be subject to liquidity risk.

Convertible Each Portfolio may invest in convertible securities. Convertible
and         securities are generally preferred stocks and other securities,
Equity      including fixed income securities and warrants, that are
Securities  convertible into or exercisable for common stock at a stated price or rate. The price of a convertible security will normally vary in some proportion to changes in the price of the underlying common stock because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security will normally also provide income and is subject to interest rate risk.

25  Private Account Portfolio Series
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            Convertible securities may be lower-rated securities subject to greater levels of credit risk. A Portfolio may be forced to convert a security before it would otherwise choose, which may have an adverse effect on the Portfolio's ability to achieve its investment objective.

             While the Portfolios intend to invest primarily in fixed income securities, each may invest in convertible securities or equity securities. While some countries or companies may be regarded as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply, or legal or technical restrictions. In such cases, a Portfolio may consider equity securities or convertible securities to gain exposure to such investments.

             Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally or particular industries represented in those markets. The value of an equity security may also decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services.

Foreign     Investing in foreign securities involves special risks and
(Non-U.S.) considerations not typically associated with investing in U.S. Securities securities. Shareholders should consider carefully the substantial risks involved for Portfolios that invest in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; and political instability. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. The securities markets, values of securities, yields and risks associated with foreign securities markets may change independently of each other. Also, foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies.

             Certain Portfolios also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities. Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.

              . Emerging Market Securities. Certain of the Portfolios may
            invest in securities of issuers based in countries with developing (or "emerging market") economies. Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by a Portfolio. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

                                                        Offering Memorandum  26

             Additional risks of emerging markets securities may include:
            greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause a Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

             Certain Portfolios may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with a debt restructuring. Investments in Brady Bonds may be viewed as speculative. Brady Bonds acquired by a Portfolio may be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

Foreign     A Portfolio that invests directly in foreign currencies or in
(Non-       securities that trade in, or receive revenues in, foreign
U.S.)       currencies will be subject to currency risk. Foreign currency
Currencies  exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. For example, uncertainty surrounds the introduction of the euro (a common currency unit for the European Union) and the effect it may have on the value of European currencies as well as securities denominated in local European currencies. These and other currencies in which the Portfolios' assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolios.

              . Foreign Currency Transactions. Portfolios that invest in securities denominated in foreign currencies may enter into forward foreign currency exchange contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces a Portfolio's exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of a Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. A contract to sell foreign currency would limit any potential gain which might be realized if the value of the hedged currency increases. A Portfolio may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for a Portfolio to benefit from favorable fluctuations in relevant foreign currencies. A Portfolio may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated. The Portfolio will segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees to cover its obligations under forward foreign currency exchange contracts entered into for non-hedging purposes.

27  Private Account Portfolio Series
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Repurchase  Each Portfolio may enter into repurchase agreements, in which the
Agreements  Portfolio purchases a security from a bank or broker-dealer and agrees to repurchase the security at the Portfolio's cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered illiquid securities.

Reverse     Each Portfolio may enter into reverse repurchase agreements and
Repurchase dollar rolls, subject to a Portfolio's limitations on borrowings. Agreements, A reverse repurchase agreement or dollar roll involves the sale of
Dollar      a security by a Portfolio and its agreement to repurchase the
Rolls And   instrument at a specified time and price, and may be considered a
Other       form of borrowing for some purposes. A Portfolio will segregate
Borrowings  assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its obligations under reverse repurchase agreements, dollar rolls, and other borrowings. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for a Portfolio.

             Each Portfolio may borrow money to the extent permitted under the
            Investment Company Act of 1940 ("1940 Act"), as amended. This means that, in general, a Portfolio may borrow money from banks for any purpose on a secured basis in an amount up to 1/3 of the Portfolio's total assets. A Portfolio may also borrow money for temporary administrative purposes on an unsecured basis in an amount not to exceed 5% of the Portfolio's total assets.

Derivatives Each Portfolio may, but is not required to, use derivative instruments for risk management purposes or as part of its investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments in which the Portfolios may invest include, but are not limited to, options contracts, futures contracts, options on futures contracts and swap agreements. Each Portfolio may invest some or all of its assets in derivative instruments. The Portfolios may sometimes use derivatives as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk, or as a substitute for taking a position in the underlying asset. A portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by a Portfolio will succeed. A description of these and other derivative instruments that the Portfolios may use are described under "Investment Objectives and Policies" in the Offering Memorandum Supplement.

             A Portfolio's use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Some of the important risk factors relating to derivative instruments that may be used by the Portfolios include liquidity risk, interest rate risk, market risk, credit risk, management risk and leverage risk, each of which is discussed in "Summary of Principal Risks." A further description of various risks associated with particular derivative instruments is included in "Investment Objectives and Policies" in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolios.

             Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

             Credit Risk. The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a "counterparty") to make required payments or otherwise comply with the contract's terms.

                                                        Offering Memorandum  28

             Liquidity Risk. Liquidity risk exists when a particular
            derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

             Leverage Risk. Because many derivatives have a leverage
            component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When a Portfolio uses derivatives for leverage, investments in that Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, each Portfolio will segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under derivative instruments.

             Lack of Availability. Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. There is no assurance that a Portfolio will engage in derivatives transactions at any time or from time to time. A Portfolio's ability to use derivatives may also be limited by certain regulatory and tax considerations.

             Market and Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio's interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. A Portfolio may also have to buy or sell a security at a disadvantageous time or price because the Portfolio is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

             Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly with underlying assets, rates and indexes. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. In addition, a Portfolio's use of derivatives may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Portfolio had not used such instruments.

Delayed The Portfolios may also enter into, or acquire participations in, Funding delayed funding loans and revolving credit facilities, in which a Loans and lender agrees to make loans up to a maximum amount upon demand by
Revolving   the borrower during a specified term. These commitments may have
Credit the effect of requiring a Portfolio to increase its investment in Facilities a company at a time when it might not otherwise decide to do so
            (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount sufficient to meet such commitments. Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.

29  Private Account Portfolio Series

When-       Each Portfolio may purchase securities which it is eligible to
Issued,     purchase on a when-issued basis, may purchase and sell such
Delayed     securities for delayed delivery and may make contracts to purchase
Delivery    such securities for a fixed price at a future date beyond normal
and         settlement time (forward commitments). When-issued transactions,
Forward     delayed delivery purchases and forward commitments involve a risk
Commitment  of loss if the value of the securities declines prior to the
Trans-      settlement date. This risk is in addition to the risk that the
actions     Portfolio's other assets will decline in the value. Therefore, these transactions may result in a form of leverage and increase a Portfolio's overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although a Portfolio may earn income on securities it has segregated to cover these positions.

Investment  Each Portfolio may invest up to 10% of its assets in securities of
in Other    other investment companies, such as closed-end management
Investment  investment companies, or in pooled accounts or other investment
Companies   vehicles which invest in foreign markets; provided, however, that each Portfolio may invest in money market funds advised by PIMCO or its affiliates to the extent permitted by any regulatory authority having jurisdiction.

             Subject to the restrictions and limitations of the 1940 Act, each
            Portfolio may, in the future, elect to pursue its investment objective by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives, policies and limitations as the Portfolio.

Short       Each Portfolio may make short sales as part of its overall
Sales       portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. For these purposes, a Portfolio may also hold or have the right to acquire securities which, without the payment of any further consideration, are convertible into or exchangeable for the securities sold short. Short sales expose a Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as "covering" the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Portfolio. A Portfolio making a short sale (other than a "short sale against the box") must segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its position in a permissible manner.

Illiquid    Each Portfolio may invest up to 15% of its net assets in illiquid
Securities  securities. Certain illiquid securities may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid securities, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid.
            However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act of 1933 and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets.

Loans of    For the purpose of achieving income, each Portfolio may lend its
Portfolio   portfolio securities to brokers, dealers, and other financial
Securities  institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see
            "Investment Objectives and Policies" in the Offering Memorandum
            Supplement for details. When a Portfolio lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Portfolio may pay lending fees to a party arranging the loan.

                                                         Offering Memorandum  30

Temporary   For temporary or defensive purposes, each Portfolio may invest
Defensive   without limit in U.S. debt securities, including taxable
Strategies  securities and short-term money market securities, when PIMCO deems it appropriate to do so. When a Portfolio engages in such strategies, it may not achieve its investment objective.

Changes     The investment objective of each Portfolio is fundamental and may
in          not be changed without shareholder approval. Unless otherwise
Investment stated, all other investment policies of the Portfolios may be Objectives changed by the Board of Trustees without shareholder approval. and
Policies

Percentage Unless otherwise stated, all percentage limitations on Portfolio Investment investments listed in this Offering Memorandum will apply at the Limitations time of investment. A Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

Other       The Portfolios may invest in other types of securities and use a
Investments variety of investment techniques and strategies which are not
and         described in this Offering Memorandum. These securities and
Techniques  techniques may subject the Portfolios to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Portfolios.


31  Private Account Portfolio Series
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            Appendix A
            Description of Securities Ratings

            A Portfolio's investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody's or S&P or, if unrated, determined by PIMCO to be of comparable quality). The percentage of a Portfolio's assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:

             High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.

             Investment Grade Debt Securities are those rated in one of the four highest rating categories or, if unrated, deemed comparable by PIMCO.

             Below Investment Grade, High Yield Securities ("Junk Bonds") are
            those rated lower than Baa by Moody's or BBB by S&P and comparable securities. They are deemed predominately speculative with respect to the issuer's ability to repay principal and interest.

             Following is a description of Moody's and S&P's rating categories applicable to fixed income securities.

Moody's     Corporate and Municipal Bond Ratings
Investors
Service,     Aaa: Bonds which are rated Aaa are judged to be of the best
Inc.        quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

             Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than with Aaa securities.

             A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present that suggest a susceptibility to impairment sometime in the future.

             Baa: Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

             Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

             B: Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

             Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

                                                       Offering Memorandum  A-1

             Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

             C: Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

             Moody's applies numerical modifiers, 1, 2, and 3 in each generic rating classified from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

            Corporate Short-Term Debt Ratings

            Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters of credit and bonds of indemnity are excluded unless explicitly rated.

             Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

             PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

             PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

             PRIME-3: Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

             NOT PRIME: Issuers rated Not Prime do not fall within any of the
            Prime rating categories.

Short-      There are four rating categories for short-term municipal bonds
Term        that define an investment grade situation, which are listed below.
Municipal   In the case of variable rate demand obligations (VRDOs), a two-
Bond        component rating is assigned. The first element represents an
Ratings     evaluation of the degree of risk associated with scheduled principal and interest payments, and the other represents an evaluation of the degree of risk associated with the demand feature. The short-term rating assigned to the demand feature of VRDOs is designated as VMIG. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. MIG ratings terminate at the retirement of the obligation while VMIG rating expiration will be a function of each issue's specific structural or credit features.

             MIG 1/VMIG 1: This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

             MIG 2/VMIG 2: This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

A-2  Private Account Portfolio Series

             MIG 3/VMIG 3: This designation denotes favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

             MIG 4/VMIG 4: This designation denotes adequate quality.
            Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

             SG: This designation denotes speculative quality. Debt
            instruments in this category lack margins of protection.

Standard    Corporate and Municipal Bond Ratings
& Poor's
Ratings     Investment Grade
Services
             AAA: Debt rated AAA has the highest rating assigned by S&P.
            Capacity to pay interest and repay principal is extremely strong.

             AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

             A: Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

             BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions, or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

            Speculative Grade

             Debt rated BB, B, CCC, CC, and C is regarded as having
            predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

             BB: Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

             B: Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

             CCC: Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

             CC: The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

                                                        Offering Memorandum  A-3

             C: The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

             CI: The rating CI is reserved for income bonds on which no interest is being paid.

             D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating will also be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

             Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

             Provisional ratings: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

             r: The "r" is attached to highlight derivative, hybrid, and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

             The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

             N.R.: Not rated.

             Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Commercial  An S&P commercial paper rating is a current assessment of the
Paper       likelihood of timely payment of debt having an original maturity
Rating      of no more than 365 days. Ratings are graded into several
Definitions categories, ranging from A for the highest quality obligations to
            D for the lowest. These categories are as follows:

             A-1: This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

             A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

             A-3: Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

             B: Issues rated B are regarded as having only speculative
            capacity for timely payment.

             C: This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

             D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

A-4  Private Account Portfolio Series

             A commercial paper rating is not a recommendation to purchase, sell or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

                                                        Offering Memorandum  A-5

            -------------------------------------------------------------------
Private     INVESTMENT ADVISER AND ADMINISTRATOR
Account     PIMCO, 840 Newport Center Drive, Suite 300, Newport Beach, CA
Portfolio   92660
Series

            -------------------------------------------------------------------
            CUSTODIAN
            State Street Bank & Trust Co., 801 Pennsylvania, Kansas City, MO
            64105

            -------------------------------------------------------------------
            TRANSFER AGENT
            National Financial Data Services, 330 W. 9th Street, 4th Floor, Kansas City, MO 64105

            -------------------------------------------------------------------
            INDEPENDENT ACCOUNTANTS
            PricewaterhouseCoopers LLP, 1055 Broadway, Kansas City, MO 64105

            -------------------------------------------------------------------
            LEGAL COUNSEL
            Dechert Price & Rhoads, 1775 Eye Street N.W., Washington, D.C.
            20006

            -------------------------------------------------------------------

Other       The Trust's Offering Memorandum Supplement to shareholders
Information includes additional information about the Portfolios. The Offering
            Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering
            Memorandum for legal purposes. Additional information about the Portfolios' investments will be available in each Portfolio's annual report and semi-annual report to shareholders. Each
            Portfolio's annual report will discuss the market conditions and investment strategies that significantly affected each Portfolio's performance during its fiscal year.

              You may obtain free copies of any of these materials, request other information about a Portfolio, or make inquiries by writing to:

            PIMCO Funds
            840 Newport Center Drive
            Suite 300
            Newport Beach, CA 92660

              You may review and copy information about the Trust, including the Offering Memorandum Supplement, at the Securities and Exchange Commission's public reference room in Washington, D.C. You may call the Commission at 1-202-942-8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the Commission's Web site at www.sec.gov. You may obtain copies of this information, with payment of a duplication fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-0102, or by electronic request at publicinfo@sec.gov.

The Portfolios issue shares only in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

[PIMCO FUNDS LOGO APPEARS HERE]

PIMCO Funds

840 Newport Center Drive
Suite 300
Newport Beach, CA 92660

Investment Company Act file no. 811-5028

                                 PIMCO Funds:
                     Pacific Investment Management Series

                        Offering Memorandum Supplement:
                PIMCO Funds:  Private Account Portfolio Series

This Offering Memorandum Supplement (the "Supplement") should be read in conjunction with the Offering Memorandum of the Private Account Portfolios Series of PIMCO Funds: Pacific Investment Management Series (the "Trust"), dated August 1, 2000, as supplemented from time to time. Each Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act"). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company ("PIMCO") who maintain separately managed private accounts, and who are also "accredited investors," as defined in Regulation D under the Securities Act, and either (i) "qualified purchasers," as defined for purposes of Section 3(c)(7), or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) of the Securities Act.

Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

August 1, 2000

                               TABLE OF CONTENTS

                                                                         Page

INVESTMENT OBJECTIVES AND POLICIES......................................   3

     Municipal Bonds....................................................   3
     Mortgage-Related and Other Asset-Backed Securities.................   8
     Bank Obligations...................................................  12
     Loan Participations................................................  13
     Corporate Debt Securities..........................................  15
     Borrowing..........................................................  15
     Convertible Securities.............................................  17
     High Yield Securities ("Junk Bonds")...............................  17
     Variable and Floating Rate Securities..............................  18
     Participation on Creditors Committees..............................  19
     Foreign Securities.................................................  19
     Foreign Currency Transactions......................................  20
     Foreign Currency Exchange-Related Securities.......................  22
     Delayed Funding Loans and Revolving Credit Facilities..............  23
     Loans of Portfolio Securities......................................  23
     Short Sales........................................................  24
     When-Issued, Delayed Delivery and Forward Commitment Transactions..  24
     Derivative Instruments.............................................  25
     Inflation-Indexed Bonds............................................  32
     Hybrid Instruments.................................................  33
     Event-Linked Bonds.................................................  34
     Warrants to Purchase Securities....................................  34
     Illiquid Securities................................................  34

INVESTMENT RESTRICTIONS.................................................  35

MANAGEMENT OF THE TRUST.................................................  36

     Trustees and Officers..............................................  36
     Compensation Table.................................................  40
     Investment Adviser.................................................  42
     Portfolio Administrator............................................  43

DISTRIBUTION OF TRUST SHARES............................................  44

     Distributor........................................................  44
     Purchases, Redemptions and Exchanges...............................  44

NET ASSET VALUE.........................................................  45

TAXATION................................................................  45

     Distributions......................................................  47
     Sales of Shares....................................................  48
     Backup Withholding.................................................  48
     Options, Futures and Forward Contracts, and Swap Agreements........  48
     Short Sales........................................................  49
     Passive Foreign Investment Companies...............................  49
     Foreign Currency Transactions......................................  50
     Foreign Taxation...................................................  50
     Original Issue Discount and Market Discount........................  51
     Constructive Sales.................................................  51
     Non-U.S. Shareholders..............................................  51
     Other Taxation.....................................................  52

OTHER INFORMATION.......................................................  53

     Capitalization.....................................................  53
     Performance Information............................................  53
     Calculation of Yield...............................................  54
     Calculation of Total Return........................................  54
     Voting Rights......................................................  57
     Code of Ethics.....................................................  60
     Custodian, Transfer Agent and Dividend Disbursing Agent............  61
     Independent Accountants............................................  61
     Counsel............................................................  61
     Financial Statements...............................................  61

                                   THE TRUST

     PIMCO Funds ("the Trust") is an open-end management investment company ("mutual fund") currently consisting of forty-two separate investment portfolios, thirteen of which are described in this Supplement (the "Portfolios"): the PIMCO Short-Term Portfolio; the PIMCO Short-Term Portfolio II; the PIMCO U.S. Government Sector Portfolio; the PIMCO U.S. Government Sector Portfolio II; the PIMCO Mortgage Portfolio; the PIMCO Mortgage Portfolio II; the PIMCO Investment Grade Corporate Portfolio; the PIMCO High Yield Portfolio; the PIMCO Municipal Sector Portfolio; the PIMCO International Portfolio; the PIMCO Emerging Markets Portfolio; the PIMCO Short-Term Emerging Markets Portfolio; and the PIMCO Real Return Bond Portfolio. Each Portfolio is registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                      INVESTMENT OBJECTIVES AND POLICIES

     The investment objectives and general investment policies of each Portfolio are described in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolios' investments is set forth below.

Municipal Bonds

     Each Portfolio, particularly the PIMCO Municipal Sector Portfolio, may invest in securities issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities.

     The PIMCO Municipal Sector Portfolio may, from time to time, invest more than 25% of its assets in Bonds of issuers in California and New York, and, if so, will be subject to the California and New York State specific risk discussed in the "Summary of Risks" section of the Offering Memorandum and in this "Municipal Bonds" section of this Offering Memorandum Supplement, but the Portfolio does not have any present intention to invest more than that amount in any other state.

     Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Specifically, California and New York Municipal Bonds generally are issued by or on behalf of the State of California and New York, respectively, and their political subdivisions and financing authorities, and local governments. The Municipal Bonds that the PIMCO Municipal Sector Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer's general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer's general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

     Under the Internal Revenue Code, certain limited obligation bonds are considered "private activity bonds" and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

     The PIMCO Municipal Sector Portfolio may invest in municipal lease obligations. A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government's unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation, the PIMCO Municipal Sector Portfolio will assess the financial condition of the borrower, the merits of the project, the level of public support for the project, and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipals. The PIMCO Municipal Sector Portfolio may also purchase unrated lease obligations if determined by the Adviser to be of comparable quality to rated securities in which the Portfolio is permitted to invest.

     The PIMCO Municipal Sector Portfolio may seek to enhance its yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. The PIMCO Municipal Sector Portfolio may not invest more than 15% of its net assets in illiquid securities, including unmarketable private placements.

     Some longer-term Municipal Bonds give the investor the right to "put" or sell the security at par (face value) within a specified number of days following the investor's request-usually one to seven days. This demand feature enhances a security's liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the PIMCO Municipal Sector Portfolio would hold the longer-term security, which could experience substantially more volatility.

     The PIMCO Municipal Sector Portfolio may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, they give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. The PIMCO Municipal Sector Portfolio might purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. The PIMCO Municipal Sector Portfolio will not invest more than 5% of its net assets in municipal warrants.

     The PIMCO Municipal Sector Portfolio may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements ("SBPAs"). Letters of credit that are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond's principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer's loss reserves and adversely affect its ability to pay claims to bondholders. The number of municipal bond insurers is relatively small, and not all of them have the highest rating. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider's obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

     The PIMCO Municipal Sector Portfolio may invest in Residual Interest Bonds, which are created by dividing the income stream provided by an underlying bond to create two securities, one short term and one long term. The interest rate on the short-term component is reset by an index or auction process normally every seven to 35 days. After income is paid on the short-term securities at current rates, the residual income goes to the long-term securities. Therefore, rising short-term interest rates result in lower income for the longer-term portion, and vice versa. The longer-term bonds can be very volatile and may be less liquid than other Municipal Bonds of comparable maturity. The PIMCO Municipal Sector Portfolio will not invest more than 10% of its total assets in Residual Interest Bonds.

     The PIMCO Municipal Sector Portfolio also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The PIMCO Municipal Sector Portfolio will invest only in securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.

     Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

     The PIMCO Municipal Sector Portfolio may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The PIMCO Municipal Sector Portfolio may also sell Municipal Bonds due to changes in the Adviser's evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio's ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.

     Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money- market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

     Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws, such as the Federal Bankruptcy Reform Act of 1978, affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolio's Municipal Bonds in the same manner. In particular, the PIMCO Municipal Sector Portfolio are subject to the risks inherent in concentrating investment in a particular state or region. The following summarizes information drawn from official statements, and other public documents available relating to issues potentially affecting securities offerings of the states of California and New York. PIMCO has not independently verified the information, but has no reason to believe that it is not correct.

     California. The PIMCO Municipal Sector Portfolio Fund may concentrate its investments in California municipal bonds, the Portfolio may be particularly affected by political, economic or regulatory developments affecting the ability of California issuers to pay interest or repay principal.

Provisions of the California Constitution and State statutes which limit the taxing and spending authority of California governmental entities may impair the ability of California issuers to maintain debt service on their obligations. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers.

     Certain debt obligations held by the PIMCO Municipal Sector Portfolio may be obligations of issuers which rely in whole or in substantial part on California state revenues for the continuance of their operations and payment of their obligations. Whether and to what extent the California Legislature will continue to appropriate a portion of the State's General Fund to counties, cities and their various entities, is not entirely certain. To the extent local entities do not receive money from the State to pay for their operations and services, their ability to pay debt service on obligations held by the PIMCO Municipal Sector Portfolio Fund may be impaired.

     Certain tax-exempt securities in which the PIMCO Municipal Sector Portfolio may invest may be obligations payable solely from the revenues of specific institutions, or may be secured by specific properties, which are subject to provisions of California law which could adversely affect the holders of such obligations. For example, the revenues of California health care institutions may be subject to state laws, and California law limits the remedies of a creditor secured by a mortgage or deed of trust on real property.

     California is the most populous state in the nation with a total population estimated at 32.9 million. The State now comprises 12.3% of the nation's population and 12.5% of its total personal income. Its economy is broad and diversified with major concentrations in high technology research and manufacturing, aerospace and defense-related manufacturing, trade, entertainment, real estate, and financial services. After experiencing strong growth throughout much of the 1980s, from 1990-1993 the State suffered through a severe recession, the worst since the 1930's, heavily influenced by large cutbacks in defense/aerospace industries and military base closures and a major drop in real estate construction. California's economy has been recovering and growing steadily stronger since the start of 1994, to the point where the State's economic growth is outpacing the rest of the nation. The unemployment rate, while still higher than the national average, fell to an average of 5.9% in 1998, compared to over 10% at the worst of the recession. California's economic recovery from the recession is continuing at a strong pace. Recent economic reports indicate that, while the rate of economic growth in California is expected to moderate over the next year, the increases in employment and income may exceed those of the nation as a whole. The unsettled financial situation occurring in certain Asian economies, and its spillover effect elsewhere, may adversely affect the State's export-related industries and, therefore, the State's rate of economic growth.

     Revenue bonds represent both obligations payable from State revenue-producing enterprises and projects, which are not payable from the General Fund, and conduit obligations payable only from revenues paid by private users of facilities financed by such revenue bonds. Such enterprises and projects include transportation projects, various public works and exposition projects, educational facilities (including the California State University and University of California systems), housing, health facilities, and pollution control facilities.

     In years past, because of the State's budget problems, the State's General Obligation bonds were downgraded. In 1996, however, citing California's improving economy and budget situation, Fitch and S&P raised their ratings from A to A+. In October, 1997, Fitch raised its rating from A+ to AA-referring to the State's fundamental strengths, the extent of its economic recovery and the return of financial stability. In October 1998, Moody's raised its rating from A1 to Aa3 citing the State's continuing economic recovery and a number of actions taken to improve the State's credit condition, including the rebuilding of cash and budget reserves. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State Municipal Obligations in which the California Intermediate Municipal Bond Fund invests.

     The State is party to numerous legal proceedings, many of which normally occur in governmental operations and which, if decided against the State, might require the State to make significant future expenditures or impair future revenue sources.

     Constitutional and statutory amendments as well as budget developments may affect the ability of California issuers to pay interest and principal on their obligations. The overall effect may depend upon whether a particular California tax-exempt security is a general or limited obligation bond and on the type of security provided for the bond. It is possible that other measures affecting the taxing or spending authority of California or its political subdivisions may be approved or enacted in the future.

     New York. Because the PIMCO Municipal Sector Portfolio may concentrate its investments in New York tax-exempt bonds, the Fund may be affected significantly by economic or regulatory developments affecting the ability of New York tax-exempt issuers to pay interest or repay principal. Investors should be aware that certain issuers of New York tax-exempt securities have experienced serious financial difficulties in recent years. A reoccurrence of these difficulties may impair the ability of certain New York issuers to maintain debt service on their obligations.

     The economic and financial condition of the State also may be affected by various financial, social, economic and political factors. Such factors can be very complex, may vary from year to year and are frequently the result of actions taken not only by the State and its agencies and instrumentalities, but also by entities, such as the Federal government, that are not under the control of the State.

     The fiscal stability of New York State is related to the fiscal stability of the State's municipalities, its agencies and authorities (which generally finance, construct and operate revenue-producing public benefit facilities). This is due in part to the fact that agencies, authorities and local governments in financial trouble often seek State financial assistance. The experience has been that if New York City or any of the agencies or authorities suffers serious financial difficulty, both the ability of the State, the City, the State's political subdivisions, the agencies and the authorities to obtain financing in the public credit markets and the market price of outstanding New York tax-exempt securities are adversely affected.

     The New York state economy has continued to expand, but growth remains somewhat slower than in the nation overall. Although the State has added approximately 400,000 jobs since late 1992, employment growth in the State has been hindered during recent years by significant cutbacks in the computer and instrument manufacturing, utility, defense and banking industries.

     In recent years, State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economy and actions of the federal government have helped to create projected budget gaps for the State. These gaps result from a significant disparity between recurring revenues and the costs of maintaining or increasing the level of support for State programs. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year, and under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact the Governor's proposals or that the State's actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years.

     The fiscal stability of the State is related to the fiscal stability of its public authorities. Authorities have various responsibilities, including those which finance, construct and/or operate revenue-producing public facilities. Authorities are not subject to the constitutional restrictions on the incurrence of debt which apply to the State itself, and may issue bonds and notes within the amounts and restrictions set forth in their legislative authorization.

     Authorities are generally supported by revenues generated by the projects financed or operated, such as tolls charged for use of highways, bridges or tunnels, charges for electric power, electric and gas utility services, rentals charged for housing units and charges for occupancy at medical care facilities. In addition, State legislation authorizes several financing techniques for authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities to be made under certain circumstances to authorities. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to authorities under these arrangements, if local assistance payments are diverted the affected localities could seek additional State assistance. Some authorities also receive moneys from State appropriations to pay for the operating costs of certain of their programs.

     S&P rates the State's general obligation bonds A, and Moody's rates the State's general obligation bonds A2. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State Municipal Obligations in which the Portfolio invests.

     Over the long term, the State and New York City face potential economic problems. New York City accounts for a large portion of the State's population and personal income, and New York City's financial health affects the State in numerous ways. New York City continues to require significant financial assistance from the State. New York City depends on State aid both to enable it to balance its budget and to meet its cash requirements. The State could also be affected by the ability of the City to market its securities successfully in the public credit markets.

     The Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

Mortgage-Related and Other Asset-Backed Securities

     Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See "Mortgage Pass-Through Securities." Certain of the Portfolios may also invest in debt securities which are secured with collateral consisting of mortgage-related securities (see "Collateralized Mortgage Obligations"), and in other types of mortgage-related securities.

     Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

     The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective maturity of the security beyond what was anticipated at the time of purchase. To the extent that unanticipated rates of prepayment on underlying mortgages increase in the effective maturity of a mortgage-related security, the volatility of such security can be expected to increase.

     The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the "FHA"), or guaranteed by the Department of Veterans Affairs (the "VA").

     Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks and now owned entirely by private stockholders. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

     Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolios may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originator/servicers and poolers, PIMCO determines that the securities meet the Trust's quality standards. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. No Portfolio will purchase mortgage-related securities or any other assets which in PIMCO's opinion are illiquid if, as a result, more than 15% of the value of the Portfolio's net assets will be illiquid.

     Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolios' industry concentration restrictions, set forth below under "Investment Restrictions" in the Offering Memorandum, by virtue of the exclusion from that test available to all securities that are issued or guaranteed by the U.S. Government, its agencies, or instrumentalities ("U.S. Government Securities"). In the case of privately issued mortgage-related securities, the Portfolios take the position that mortgage-related securities do not represent interests in any particular "industry" or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government Securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

     Collateralized Mortgage Obligations (CMOs). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

     CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments.

     In a typical CMO transaction, a corporation ("issuer") issues multiple series (e.g., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates ("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

     FHLMC Collateralized Mortgage Obligations. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semi-annually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC's mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC's minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the "pass-through" nature of all principal payments received on the collateral pool in excess of FHLMC's minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

     If collection of principal (including prepayments) on the mortgage loans during any semi-annual payment period is not sufficient to meet FHLMC's minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds.

     Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

     Commercial Mortgage-Backed Securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. The market for commercial mortgage-backed securities developed more recently and in terms of total outstanding principal amount of issues is relatively small compared to the market for residential single-family mortgage-backed securities. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

     Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities ("SMBS"). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

     CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

     The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-backed securities. See "Other Mortgage-Related Securities--Stripped Mortgage-Backed Securities." In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Mortgage and Mortgage II Portfolios may fail to recoup fully its initial investment in a CMO residual.

     CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act of 1933, as amended (the "1933 Act"). CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability, and may be deemed "illiquid" and subject to a Portfolio's limitations on investment in illiquid securities.

     Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

     SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio's yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

     Although SMBS are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed "illiquid" and subject to a Portfolio's limitations on investment in illiquid securities.

     Other Asset-Backed Securities. Similarly, PIMCO expects that other asset-backed securities (unrelated to mortgage loans) will be offered to investors in the future. Several types of asset-backed securities have already been offered to investors, including Certificates for Automobile Receivables(SM) ("CARS(SM)"). CARS(SM) represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing the contracts. Payments of principal and interest on CARS(SM) are passed through monthly to certificate holders, and are guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the trust. An investor's return on CARS(SM) may be affected by early prepayment of principal on the underlying vehicle sales contracts. If the letter of credit is exhausted, the trust may be prevented from realizing the full amount due on a sales contract because of state law requirements and restrictions relating to foreclosure sales of vehicles and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of federal and state bankruptcy and insolvency laws, or other factors. As a result, certificate holders may experience delays in payments or losses if the letter of credit is exhausted.

     Consistent with a Portfolio's investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Bank Obligations

     Bank obligations in which the Portfolios may invest include certificates of deposit, bankers' acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. A Portfolio will not invest in fixed time deposits which (1) are not subject to prepayment or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits) if, in the aggregate, more than 15% of its net assets would be invested in such deposits, repurchase agreements maturing in more than seven days and other illiquid assets.

     The PIMCO Short-Term, U.S. Government Sector, Mortgage, Investment Grade Corporate, and High Yield Portfolios may invest in the same types of bank obligations as the other Portfolios, but they must be U.S. dollar-denominated. Subject to the Trust's limitation on concentration of no more than 25% of its assets in the securities of issuers in a particular industry, there is no limitation on the amount of a Portfolio's assets that may be invested in obligations of foreign banks that meet the conditions set forth herein.

     Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any U.S. Government agency or instrumentality.

Loan Participations

     Each Portfolio (except the PIMCO Municipal Sector Portfolio) may purchase participations in commercial loans. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participation in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolios may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, a Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The participation interests in which a Portfolio intends to invest may not be rated by any nationally recognized rating service.

     A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

     A financial institution's employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Portfolio were determined to be subject to the claims of the agent bank's general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

     Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If a Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio's share price and yield could be adversely affected. Loans that are fully secured offer a Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower's obligation, or that the collateral can be liquidated.

     The Portfolios may invest in loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, a Portfolio bears a substantial risk of losing the entire amount invested.

     Each Portfolio limits the amount of its total assets that it will invest in any one issuer or in issuers within the same industry (see "Investment Restrictions" in the Offering Memorandum). For purposes of these limits, a Portfolio generally will treat the corporate borrower as the "issuer" of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between a Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, Securities and Exchange Commission ("SEC") interpretations require the Portfolio to treat both the lending bank or other lending institution and the corporate borrower as "issuers" for the purposes of determining the percentage of total assets a Portfolio have invested in a single issuer. Treating a financial intermediary as an issuer of indebtedness may restrict a Portfolios' ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

     Loans and other types of direct indebtedness may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining a Portfolio's net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio's daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. In addition, the Portfolios currently intend to treat indebtedness for which there is no readily available market as illiquid for purposes of the Portfolios' limitation on illiquid investments. Investments in loan participations are considered to be debt obligations for purposes of the Trust's investment restriction relating to the lending of funds or assets by a Portfolio.

     Investments in loans through a direct assignment of the financial institution's interests with respect to the loan may involve additional risks to the Portfolios. For example, if a loan is foreclosed, a Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Portfolio could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolios rely on PIMCO's research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolios.

Corporate Debt Securities

     A Portfolio's investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in PIMCO's opinion comparable in quality to corporate debt securities in which the Portfolio may invest.

     Corporate income-producing securities may include forms of preferred or preference stock. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

     Securities rated Baa and BBB are the lowest which are considered
"investment grade" obligations. Moody's Investor Service, Inc. ("Moody's") describes securities rated Baa as "medium-grade" obligations; they are "neither highly protected nor poorly secured . . . [i]nterest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well." Standard & Poor's Ratings Services ("S&P") describes securities rated BBB as "regarded as having an adequate capacity to pay interest and repay principal . . . [w]hereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal .
 . . than in higher rated categories." For a discussion of securities rated below investment grade, see "High Yield Securities ("Junk Bonds")" below.

Borrowing

     A Portfolio may borrow money to the extent permitted under the Investment Company Act of 1940 ("1940 Act"), as amended, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, a Portfolio may borrow money from banks for any purpose on a secured basis in an amount up to 1/3 of a Portfolio's total assets. A Portfolio may also borrow money for temporary administrative purposes on an unsecured basis in an amount not to exceed 5% of the Portfolio's total assets.

     Specifically, provisions of the 1940 Act require a Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of a Portfolio's total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of a Portfolio's total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

     As noted below, a Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by a Portfolio. To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of a Portfolio's commitment to repurchase, such an agreement will not be considered a "senior security" by a Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by a Portfolio. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio's portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

     A Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by a Portfolio, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, a Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement. A Portfolio typically will segregate assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by a Portfolio may decline below the repurchase price of the securities sold by a Portfolio which it is obligated to repurchase. To the extent that positions in reverse repurchase agreements are not covered through the segregation of liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to a Portfolio's limitations on borrowings, which would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to 1/3 of a Portfolio's total assets.

     A "mortgage dollar roll" is similar to a reverse repurchase agreement in certain respects. In a "dollar roll" transaction a Portfolio sells a mortgage-related security, such as a security issued by the Government National Mortgage Association ("GNMA"), to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A "dollar roll" can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which a Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by a Portfolio, but only securities which are "substantially identical." To be considered "substantially identical," the securities returned to a Portfolio generally must: (1) be collateralized by the same types of underlying mortgages;
(2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy "good delivery" requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 2.5% of the initial amount delivered.

     A Portfolio's obligations under a dollar roll agreement must be covered by segregated liquid assets equal in value to the securities subject to repurchase by the Portfolio. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to a Portfolio's restrictions on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed "illiquid" and subject to a Portfolio's overall limitations on investments in illiquid securities.

     A Portfolio also may effect simultaneous purchase and sale transactions that are known as "sale-buybacks." A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments make on the underlying security pending settlement of a Portfolio's repurchase of the underlying security. A Portfolio's obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of a Portfolio's forward commitment to repurchase the subject security.

Convertible Securities

     A convertible debt security is a bond, debenture, note, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities. Convertible securities rank senior to common stock in a corporation's capital structure and, therefore, generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

     Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer. In addition, convertible securities are often lower-rated securities.

     A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, the Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Portfolio's ability to achieve its investment objective. A Portfolio generally would invest in convertible securities for their favorable price characteristics and total return potential and would normally not exercise an option to convert.

High Yield Securities ("Junk Bonds")

     Investments in securities rated below investment grade that are eligible for purchase by certain of the Portfolios, and in particular, by the PIMCO High Yield Portfolio, are described as "speculative" by both Moody's and S&P. Investment in lower rated corporate debt securities ("high yield securities" or "junk bonds") generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk. These high yield securities are regarded as predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of debt securities that are high yield may be more complex than for issuers of higher quality debt securities.

     High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high yield securities have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If an issuer of high yield securities defaults, in addition to risking payment of all or a portion of interest and principal, the Portfolios investing in such securities may incur additional expenses to seek recovery. In the case of high yield securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. PIMCO seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.

     The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Portfolios could sell a high yield security, and could adversely affect the daily net asset value of the shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. PIMCO seeks to minimize the risks of investing in all securities through diversification, in-depth credit analysis and attention to current developments in interest rates and market conditions.

     The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting securities for the Portfolios, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a portfolio security held by a Portfolio, the Portfolio may retain the portfolio security if PIMCO deems it in the best interest of shareholders.

Variable and Floating Rate Securities

     Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

     Each Portfolio may invest in floating rate debt instruments ("floaters") and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a Portfolio with a certain degree of protection against rises in interest rates, a Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

     Each Portfolio may also invest in inverse floating rate debt instruments ("inverse floaters"). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality.

Participation on Creditors Committees

     A Portfolio (in particular, the PIMCO High Yield Portfolio) may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make a Portfolio an "insider" of the issuer for purposes of the federal securities laws, and therefore may restrict such Portfolio's ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. A Portfolio will participate on such committees only when PIMCO believes that such participation is necessary or desirable to enforce the Portfolio's rights as a creditor or to protect the value of securities held by the Portfolio.

Foreign Securities

     All Portfolios (except the PIMCO Municipal Sector Portfolio) may invest in corporate debt securities of foreign issuers (including preferred or preference stock), certain foreign bank obligations (see "Bank Obligations") and U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. The PIMCO High Yield Portfolio may invest only up to 15% of its assets in euro-denominated securities. The PIMCO Short-Term, U.S. Government Sector, Mortgage, and Investment Grade Corporate Portfolios may invest in securities of foreign issuers only if they are U.S. dollar-denominated.

     Securities traded in certain emerging market countries, including the emerging market countries in Eastern Europe, may be subject to risks in addition to risks typically posed by international investing due to the inexperience of financial intermediaries, the lack of modern technology, and the lack of a sufficient capital base to expand business operations. Additionally, former Communist regimes of a number of Eastern European countries previously expropriated a large amount of property, the claims on which have not been entirely settled. There can be no assurance that a Portfolio's investments in Eastern Europe will not also be expropriated, nationalized or otherwise confiscated.

     Certain Portfolios (except the PIMCO Municipal Sector Portfolio) may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented in a number of countries, including: Argentina, Bolivia, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, the Philippines, Poland, Uruguay, and Venezuela.

     Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered to be U.S. Government Securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year's interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk").

     Most Mexican Brady Bonds issued to date have principal repayments at final maturity fully collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and interest coupon payments collateralized on an 18-month rolling-forward basis by funds held in escrow by an agent for the bondholders. A significant portion of the Venezuelan Brady Bonds and the Argentine Brady Bonds issued to date have principal repayments at final maturity collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and/or interest coupon payments collateralized on a 14-month (for Venezuela) or 12-month (for Argentina) rolling-forward basis by securities held by the Federal Reserve Bank of New York as collateral agent.

     Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolios may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolios to suffer a loss of interest or principal on any of its holdings.

     Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolios) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

     A Portfolio's investments in foreign currency denominated debt obligations and hedging activities will likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio's income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.

     A Portfolio will consider an issuer to be economically tied to a country with an emerging securities market if (1) the issuer is organized under the laws of, or maintains its principal place of business in, the country, (2) its securities are principally traded in the country's securities markets, or (3) the issuer derived at least half of its revenues or profits from goods produced or sold, investments made, or services performed in the country, or has at least half of its assets in that country.

Foreign Currency Transactions

     All Portfolios that may invest in foreign currency-denominated securities also may purchase and sell foreign currency options and foreign currency futures contracts and related options (see "Derivative Instruments"), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts ("forwards") with terms generally of less than one year. Portfolios may engage in these transactions in order to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. The Portfolios may also use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

     A forward involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect a Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Open positions in forwards used for non-hedging purposes will be covered by the segregation with the Trust's custodian of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, and are marked to market daily. Although forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards will be used primarily to adjust the foreign exchange exposure of each Portfolio with a view to protecting the outlook, and the Portfolios might be expected to enter into such contracts under the following circumstances:

     Lock In. When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

     Cross Hedge. If a particular currency is expected to decrease against another currency, a Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio's portfolio holdings denominated in the currency sold.

     Direct Hedge. If PIMCO wants to a eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that a Portfolio can benefit from price appreciation in a given country's bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, a Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but a Portfolio would hope to benefit from an increase (if any) in value of the bond.

     Proxy Hedge. PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

     Costs of Hedging. When a Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the "cost" of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

     It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from a Portfolio's dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in a Portfolio's net asset value per share.

     Tax Consequences of Hedging. Under applicable tax law, the Portfolios may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolios are expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging may also result in the application of the marked-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolios and could affect whether dividends paid by the Portfolios are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

     Foreign currency warrants. Foreign currency warrants such as Currency Exchange Warrants(SM) ("CEWs(SM)") are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese Yen or German Deutschmark. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining "time value" of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were "out-of-the-money," in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation ("OCC"). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

     Principal exchange rate linked securities. Principal exchange rate linked securities ("PERLs(SM)") are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on "standard" principal exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; "reverse" principal exchange rate linked securities are like the "standard" securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). Principal exchange rate linked securities may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

     Performance indexed paper. Performance indexed paper ("PIPs(SM)") is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

Delayed Funding Loans and Revolving Credit Facilities

     The Portfolios (except the PIMCO Municipal Sector Portfolio) may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will at all times segregate assets, determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet such commitments. The Portfolios may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, a Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. The Portfolios currently intend to treat delayed funding loans and revolving credit facilities for which there is no readily available market as illiquid for purposes of the Portfolios' limitation on illiquid investments. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness, see "Loan Participations." Participation interests in revolving credit facilities will be subject to the limitations discussed in "Loan Participations." Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust's investment restriction relating to the lending of funds or assets by a Portfolio.

Loans of Portfolio Securities

     For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S. Government Securities, cash or cash equivalents (negotiable certificates of deposits, bankers' acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal to the current market value of the securities loaned; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 331/3% of the total assets of the Portfolio.

Short Sales

     Certain of the Portfolios may make short sales of securities as part of their overall portfolio management strategies involving the use of derivative instruments and to offset potential declines in long positions in similar securities. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline.

     When a Portfolio makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Portfolio may have to pay a fee to borrow particular securities and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

     If the price of the security sold short increases between the time of the short sale and the time and the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

     To the extent that a Portfolio engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales "against the box") will maintain additional asset coverage in the form of segregated assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees. Each Portfolio does not intend to enter into short sales (other than those "against the box") if immediately after such sale the aggregate of the value of all collateral plus the amount of the segregated assets exceeds one-third of the value of the Portfolio's net assets. This percentage may be varied by action of the Trustees. A short sale is "against the box" to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolios will engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder.

When-Issued, Delayed Delivery and Forward Commitment Transactions

     Each of the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases are outstanding, the Portfolio will segregate until the settlement date assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet the purchase price. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although a Portfolio may earn income on securities it has segregated.

     When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio's other investments. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

     When the Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to deliver or pay for the securities, the Portfolio could miss a favorable price or yield opportunity or could suffer a loss. A Portfolio may dispose of or renegotiate a transaction after it is entered into, and may sell when-issued, delayed delivery or forward commitment securities before they are delivered, which may result in a capital gain or loss. There is no percentage limitation on the extent to which the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Derivative Instruments

     In pursuing their individual objectives the Portfolios may purchase and sell (write) both put options and call options on securities, securities indexes, and foreign currencies, and enter into interest rate, foreign currency and index futures contracts and purchase and sell options on such futures contracts ("futures options") for hedging purposes or as part of their overall investment strategies, except that those Portfolios that may not invest in foreign currency-denominated securities may not enter into transactions involving currency futures or options. The Portfolios (except the PIMCO Municipal Sector Portfolio) also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. The Portfolios also may enter into swap agreements with respect to foreign currencies, interest rates and indexes of securities. The Portfolios may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, a Portfolio may also use those instruments, provided that the Trustees determine that their use is consistent with the Portfolio's investment objective.

     The value of some derivative instruments in which the Portfolios invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of a Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolios could be exposed to the risk of loss.

     The Portfolios might not employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in utilizing a derivatives strategy for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise, due to the possible inability of a Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Portfolio is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments, and the possible inability of a Portfolio to close out or to liquidate its derivatives positions. In addition, a Portfolio's use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if it had not used such instruments. Under certain extreme circumstances, a Portfolio investing in a derivative instrument could lose more than the principal amount invested, although PIMCO will typically cover open derivatives positions by segregating liquid assets (or other economically appropriate covering positions) in an attempt to minimize this risk.

     Options on Securities and Indexes. A Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on a regulated foreign over-the-counter market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

     An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price at any time during the term of the option. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

     A Portfolio will write call options and put options only if they are "covered." In the case of a call option on a security, the option is "covered" if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated by its custodian) upon conversion or exchange of other securities held by the Portfolio. For a call option on an index, the option is covered if the Portfolio maintains with its custodian assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount equal to the contract value of the index. A call option is also covered if the Portfolio holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or
(ii) greater than the exercise price of the call written, provided the difference is maintained by the Portfolio in segregated assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees. A put option on a security or an index is "covered" if the Portfolio segregates assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees equal to the exercise price. A put option is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Portfolio in segregated assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees.

     If an option written by a Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.

     A Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

     The premium paid for a put or call option purchased by a Portfolio is an asset of the Portfolio. The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

     The Portfolios may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolios' immediate obligations. The Portfolios may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolios will also segregate liquid assets equivalent to the amount, if any, by which the put is "in the money."

     Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

     During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price, but, as long as its obligation as a writer continues, has retained the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

     There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If a Portfolio were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a covered call option, a Portfolio forgoes, during the option's life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call.

     If trading were suspended in an option purchased by a Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio, movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio's securities during the period the option was outstanding.

     Foreign Currency Options. Portfolios that invest in foreign currency-denominated securities may buy or sell put and call options on foreign currencies. A Portfolio may buy or sell put and call options on foreign currencies either on exchanges or in the over-the-counter market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of a Portfolio to reduce foreign currency risk using such options. Over-the-counter options differ from traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

     Futures Contracts and Options on Futures Contracts. Each of the Portfolios may invest in interest rate futures contracts and options thereon ("futures options"), and to the extent it may invest in foreign currency-denominated securities, may also invest in foreign currency futures contracts and options thereon.

     An interest rate, foreign currency or index futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies, including: the S&P 500; the S&P Midcap 400; the Nikkei 225; the NYSE composite; U.S. Treasury bonds; U.S. Treasury notes; GNMA Certificates; three-month U.S. Treasury bills; 90-day commercial paper; bank certificates of deposit; Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar; the British pound; the German mark; the Japanese yen; the French franc; the Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts will be developed and traded in the future.

     A Portfolio may purchase and write call and put futures options, as specified for that Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true.

     To comply with applicable rules of the Commodity Futures Trading Commission ("CFTC") under which the Trust and the Portfolios avoid being deemed a "commodity pool" or a "commodity pool operator," each Portfolio intends generally to limit its use of futures contracts and futures options to "bona fide hedging" transactions, as such term is defined in applicable regulations, interpretations and practice. For example, a Portfolio might use futures contracts to hedge against anticipated changes in interest rates that might adversely affect either the value of the Portfolio's securities or the price of the securities which the Portfolio intends to purchase. A Portfolio's hedging activities may include sales of futures contracts as an offset against the effect of expected increases in interest rates, and purchases of futures contracts as an offset against the effect of expected declines in interest rates. Although other techniques could be used to reduce that Portfolio's exposure to interest rate fluctuations, the Portfolio may be able to hedge its exposure more effectively and perhaps at a lower cost by using futures contracts and futures options.

     A Portfolio will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

     When a purchase or sale of a futures contract is made by a Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. Each Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by a Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by a Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Portfolio will mark to market its open futures positions.

     A Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

     Although some futures contracts call for making or taking delivery of the underlying securities, frequently these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). If an offsetting purchase price is less than the original sale price, the Portfolio realizes a capital gain, or if it is more, the Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.

     The Portfolios may write covered straddles consisting of a call and a put written on the same underlying futures contract. A straddle will be covered when sufficient assets are deposited to meet the Portfolios' immediate obligations. A Portfolio may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolios will also segregate liquid assets equivalent to the amount, if any, by which the put is "in the money."

     Limitations on Use of Futures and Futures Options. When purchasing a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract. Alternatively, the Portfolio may "cover" its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

     When selling a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that are equal to the market value of the instruments underlying the contract. Alternatively, the Portfolio may "cover" its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Trust's custodian).

     When selling a call option on a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

     When selling a put option on a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio.

     To the extent that securities with maturities greater than one year are used to segregate assets to cover a Portfolio's obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio's portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by the overall duration limit on a Portfolio's portfolio securities. Thus, the use of a longer-term security may require a Portfolio to hold offsetting short-term securities to balance the Portfolio's portfolio such that the Portfolio's duration does not exceed the maximum permitted for the Portfolio in the Offering Memorandum.

     The requirements for qualification as a regulated investment company also may limit the extent to which a Portfolio may enter into futures, futures options or forward contracts. See "Taxation."

     Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. Under extreme circumstances, purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract, even though PIMCO will typically cover open futures positions in an attempt to minimize this risk. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

     Futures contracts on U.S. Government Securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government Securities reacted. To the extent, however, that the PIMCO Municipal Sector Portfolio enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of the Fund's holdings of Municipal Bonds. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

     Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

     There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures or a futures option position, and that Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

     Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States; may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Trust's ability to act upon economic events occurring in foreign markets during non-business hours in the United States,
(iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

     Swap Agreements. The Portfolios may enter into interest rate, index and currency exchange rate swap agreements. These transactions are entered into in a attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or "cap"; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

     Most swap agreements entered into by the Portfolios would calculate the obligations of the parties to the agreement on a "net basis." Consequently, a Portfolio's current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). A Portfolio's current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of the Portfolio's portfolio. Obligations under swap agreements so covered will not be construed to be "senior securities" for purposes of the Portfolio's investment restriction concerning senior securities.

     Whether a Portfolio's use of swap agreements will be successful in furthering its investment objective of total return will depend on PIMCO's ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolios will enter into swap agreements only with counterparties that meet certain standards of creditworthiness (generally, such counterparties would have to be eligible counterparties under the terms of the Portfolios' repurchase agreement guidelines). Certain restrictions imposed on the Portfolios by the Internal Revenue Code may limit the Portfolios' ability to use swap agreements. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect a Portfolio's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

     Certain swap agreements are exempt from most provisions of the Commodity Exchange Act ("CEA") and, therefore, are not regulated as futures or commodity option transactions under the CEA, pursuant to regulations approved by the CFTC effective February 22, 1993. To qualify for this exemption, a swap agreement must be entered into by "eligible participants," which includes the following, provided the participants' total assets exceed established levels: a bank or trust company, savings association or credit union, insurance company, investment company subject to regulation under the 1940 Act, commodity pool, corporation, partnership, proprietorship, organization, trust or other entity, employee benefit plan, governmental entity, broker-dealer, futures commission merchant, natural person, or regulated foreign person. To be eligible, natural persons and most other entities must have total assets exceeding $10 million; commodity pools and employee benefit plans must have assets exceeding $5 million. In addition, an eligible swap transaction must meet three conditions. First, the swap agreement may not be part of a fungible class of agreements that are standardized as to their material economic terms. Second, the creditworthiness of parties with actual or potential obligations under the swap agreement must be a material consideration in entering into or determining the terms of the swap agreement, including pricing, cost or credit enhancement terms. Third, swap agreements may not be entered into and traded on or through a multilateral transaction execution facility.

     This exemption is not exclusive, and participants may continue to rely on existing exclusions for swaps, such as the Policy Statement issued in July 1989 which recognized a safe harbor for swap transactions from regulation as futures or commodity option transactions under the CEA or its regulations. The Policy Statement applies to swap transactions settled in cash that (1) have individually tailored terms, (2) lack exchange-style offset and the use of a clearing organization or margin system, (3) are undertaken in conjunction with a line of business, and (4) are not marketed to the public.

     Structured Notes. Structured notes are derivative debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities include structured notes as well as securities other than debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities may include a multiplier that multiplies the indexed element by a specified factor and, therefore, the value of such securities may be very volatile. To the extent a Portfolio invests in these securities, however, PIMCO analyzes these securities in its overall assessment of the effective duration of the Portfolio's portfolio in an effort to monitor the Portfolio's interest rate risk.

Inflation-Indexed Bonds

     Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the CPI accruals as part of a semiannual coupon.

     Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months were 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years' inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

     If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolios may also invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

     The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

     While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

     The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

     Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Hybrid Instruments

     A hybrid instrument can combine the characteristics of securities, futures, and options. For example, the principal amount or interest rate of a hybrid could be tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate (each a "benchmark"). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark.

     Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes a Portfolio to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the net asset value of the Portfolio.

     Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies as defined in the 1940 Act. As a result, the Portfolios' investments in these products will be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.

Event-Linked Bonds

     Event-linked bonds are fixed income securities, for which the return of principal and payment of interest is contingent on the non-occurrence of a specific "trigger" event, such as a hurricane, earthquake, or other physical or weather-related phenomenon. They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities. If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. In addition to the specified trigger events, event-linked bonds may also expose the Portfolio to certain unanticipated risks including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

     Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. See "Illiquid Securities" below. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and a Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.

Warrants to Purchase Securities

     The Portfolios may invest in or acquire warrants to purchase equity or fixed income securities. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit a Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

Illiquid Securities

     The Portfolios may invest up to 15% of their net assets in illiquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities. Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that PIMCO has determined to be liquid under procedures approved by the Board of Trustees).

     Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

                            INVESTMENT RESTRICTIONS

     In addition to the investment restrictions set forth in the Offering Memorandum, the Portfolios have adopted a non-fundamental policy pursuant to which each Portfolio that may invest in securities denominated in foreign currencies, except the PIMCO High-Yield International, Emerging Markets, Short-Term Emerging Markets and Real Return Bond Portfolios, will normally hedge its exposure to foreign currency using the techniques described in the Offering Memorandum. The PIMCO High-Yield International and Real Return Bond Portfolios will normally hedge at least 75% of their exposure to foreign currency using the techniques described in the Offering Memorandum. The PIMCO Emerging Markets Portfolio and the Short-Term Emerging Markets Portfolios may, but are not required to, hedge against exposure to foreign currency. There can be no assurance that currency hedging techniques will be successful.

     Under the 1940 Act, a "senior security" does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. In addition to borrowing money to the extent permitted under the 1940 Act, a Portfolio may borrow money for temporary administrative purposes. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of a Portfolio, such excess shall be subject to the 300% asset coverage requirement of that restriction.

     To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation of assets determined to be liquid in accordance with procedures adopted by the Trustees, equal in value to the amount of the Portfolio's commitment to repurchase, such an agreement will not be considered a "senior security" by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolio.

     The staff of the SEC has taken the position that purchased over-the-counter ("OTC") options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Portfolios have adopted an investment policy pursuant to which a Portfolio will not purchase or sell OTC options if, as a result of such transactions, the sum of: (1) the market value of OTC options currently outstanding which are held by the Portfolio, (2) the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Portfolio and (3) margin deposits on the Portfolio's existing OTC options on futures contracts, exceeds 15% of the net assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Portfolio to a primary U.S. Government Securities dealer recognized by the Federal Reserve Bank of New York and if the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy is not a fundamental policy of the Portfolios and may be amended by the Trustees without the approval of shareholders. However, the Portfolios will not change or modify this policy prior to the change or modification by the SEC staff of its position.

     Unless otherwise indicated, all limitations applicable to Portfolio investments (as stated above and elsewhere in this Supplement) apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of Portfolio assets invested in certain securities or other instruments, or change in the average duration of a Portfolio's investment portfolio, resulting from market fluctuations or other changes in a Portfolio's total assets will not require a Portfolio to dispose of an investment until PIMCO determines that it is practicable to sell or close out the investment without undue market or tax consequences to the Portfolio. In the event that ratings services assign different ratings to the same security, PIMCO will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

     The Portfolios interpret their policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolios, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. The Portfolios have filed an application seeking an order from the SEC to permit the Portfolios to enter into transactions among themselves with respect to the investment of daily cash balances of the Portfolios in shares of the PIMCO Money Market Fund, a series of the Trust, as well as the use of daily excess cash balances of the PIMCO Money Market Fund in interfund lending transactions with the other Portfolios for temporary cash management purposes. The interest paid by a Portfolio in such an arrangement will be less than that otherwise payable for an overnight loan, and will be in excess of the overnight rate the PIMCO Money Market Fund could otherwise earn as lender in such a transaction.

                            MANAGEMENT OF THE TRUST

Trustees and Officers

     The business of the Trust is managed under the direction of the Trust's Board of Trustees. Subject to the provisions of the Trust's Declaration of Trust, its By-Laws and Massachusetts law, the Trustees have all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust's officers.

     The Trustees and Executive Officers of the Trust, their ages, their business address and a description of their principal occupations during the past five years are listed below. Unless otherwise indicated, the address of all persons below is 840 Newport Center Drive, Suite 300, Newport Beach, California 92660.

                                           Position with                     Principal Occupation(s)
Name, Address and Age                        the Trust                      During the Past Five Years
-------------------------------------------------------------------------------------------------------------------
Brent R. Harris*                      Chairman of the Board and      Managing Director, PIMCO; Board of Governors,
Age 41                                Trustee                        Investment Company Institute; Chairman and
                                                                     Director, PIMCO Commercial Mortgage
                                                                     Securities Trust, Inc.; Chairman and Trustee,
                                                                     PIMCO Variable Insurance Trust.

R. Wesley Burns*                      President and Trustee          Managing Director, PIMCO; President and
Age 40                                                               Director, PIMCO Commercial Mortgage
                                                                     Securities Trust, Inc.; President and
                                                                     Trustee, PIMCO Variable Insurance Trust.

                                           Position with                     Principal Occupation(s)
Name, Address and Age                        the Trust                      During the Past Five Years
-------------------------------------------------------------------------------------------------------------------
Guilford C. Babcock                   Trustee                        Associate Professor of Finance, University of
1500 Park Place                                                      Southern California; Director, PIMCO
San Marino, California 91108                                         Commercial Mortgage Securities Trust, Inc.;
Age 69                                                               Trustee, PIMCO Variable Insurance Trust;
                                                                     Director, Growth Fund of America and
                                                                     Fundamental Investors Fund of the Capital
                                                                     Group; Director, Good Hope Medical Foundation.

E. Philip Cannon                      Trustee                        Proprietor, Cannon & Company, an affiliate of
3838 Olympia                                                         Inverness Management LLC, a private equity
Houston, Texas 77019                                                 investment firm; Director, PIMCO Commercial
Age 59                                                               Mortgage Securities Trust, Inc.; Trustee,
                                                                     PIMCO Variable Insurance Trust; and Trustee
                                                                     of PIMCO Funds: Multi-Manager Series.
                                                                     Formerly, Headmaster, St. John's School,
                                                                     Houston, Texas; Trustee of PIMCO Advisors
                                                                     Funds ("PAF") and Cash Accumulation Trust
                                                                     ("CAT"); General Partner, J.B. Poindexter &
                                                                     Co., Houston, Texas, a private equity
                                                                     investment firm; and Partner, Iberia
                                                                     Petroleum Company, an oil and gas production
                                                                     company.

Vern O. Curtis                        Trustee                        Private Investor; Director, PIMCO Commercial
14158 N.W. Bronson Creek Drive                                       Mortgage Securities Trust, Inc.; Trustee,
Portland, Oregon  97229                                              PIMCO Variable Insurance Trust; Director,
Age 66                                                               Public Storage Business Parks Inc., a Real
                                                                     Estate Investment Trust; Director, Fresh
                                                                     Choice, Inc. (restaurant company)  Formerly
                                                                     charitable work, The Church of Jesus Christ
                                                                     of Latter-day Saints.

                                           Position with                     Principal Occupation(s)
Name, Address and Age                        the Trust                      During the Past Five Years
-------------------------------------------------------------------------------------------------------------------
J. Michael Hagan                      Trustee                        Private Investor; Director, PIMCO Commercial
6 Merced                                                             Mortgage Securities Trust, Inc.; Trustee,
San Clemente, California  92673                                      PIMCO Variable Insurance Trust.  Board of
Age 61                                                               Directors for Ameron International
                                                                     (manufacturing), Freedom Communications,
                                                                     Remedy Temp (staffing) and Saint Gobain
                                                                     Company.  Member of the Board of Regents at
                                                                     Santa Clara University, the Board of Taller
                                                                     San Jose, and the Board of Trustees of the
                                                                     South Coast Repertory Theater.  Formerly,
                                                                     Chairman and CEO, Furon Company
                                                                     (manufacturing).

Thomas P. Kemp                        Trustee                        Private Investor; Director, PIMCO Commercial
1141 Marine Drive                                                    Mortgage Securities Trust, Inc.; Trustee,
Laguna Beach, California  92651                                      PIMCO Variable Insurance Trust. Formerly
Age 69                                                               Chairman and CEO, Coca-Cola Bottling Co. of
                                                                     Los Angeles; Co-Chairman, U.S. Committee to
                                                                     Assist Russian Reform; Director, Union
                                                                     Financial Corp. (savings & loan).

William J. Popejoy                    Trustee                        President, Pacific Capital Investors;
29 Chatham Court                                                     Chairman, PacPro (vinyl assembly products;
Newport Beach, California  92660                                     formerly Western Printing); Director, PIMCO
Age 62                                                               Commercial Mortgage Securities Trust, Inc.;
                                                                     Trustee, PIMCO Variable Insurance Trust.
                                                                     Formerly Director, California State Lottery;
                                                                     Chief Executive Officer, Orange County,
                                                                     California.

Michael G. Dow                        Senior Vice President          Senior Vice President, PIMCO.  Formerly Fixed
Age 36                                                               Income Specialist, Salomon Brothers, Inc.;
                                                                     Vice President Operations, Citibank NA Global
                                                                     Consumer Banking Group.

William H. Gross                      Senior Vice President          Managing Director, PIMCO; Senior Vice
Age 56                                                               President, PIMCO Variable Insurance Trust.

Margaret Isberg                       Senior Vice President          Managing Director, PIMCO.
Age 43

                                           Position with                     Principal Occupation(s)
Name, Address and Age                        the Trust                      During the Past Five Years
-------------------------------------------------------------------------------------------------------------------
Jeffrey M. Sargent                    Senior Vice President          Senior Vice President and Manager of
Age 37                                                               Investment Operations Shareholder Services,
                                                                     PIMCO; Senior Vice President, PIMCO
                                                                     Commercial Mortgage Securities Trust, Inc.,
                                                                     and PIMCO Variable Insurance Trust; Vice
                                                                     President, PIMCO Funds: Multi-Manager Series;
                                                                     Formerly, Vice President, PIMCO.

Leland T. Scholey                     Senior Vice President          Senior Vice President, PIMCO.  Formerly Vice
Age 47                                                               President, PIMCO.

Raymond C. Hayes                      Vice President                 Vice President, PIMCO.  Formerly Marketing
Age 55                                                               Director, Pacific Financial Asset Management
                                                                     Corporation.

Thomas J. Kelleher, III               Vice President                 Vice President, PIMCO.  Previously associated
Age 49                                                               with Delaware Trust, Mellon Bank and Girard
                                                                     Trust (bank trust departments).

Henrik P. Larsen                      Vice President                 Vice President and Manager, Fund
Age 30                                                               Administration, PIMCO; Vice President, PIMCO
                                                                     Commercial Mortgage Securities Trust, Inc.
                                                                     and PIMCO Variable Insurance Trust. Formerly
                                                                     Supervisor, PIMCO.

Daniel T. Ludwig                      Vice President                 Account Manager, PIMCO. Formerly Vice
Age 41                                                               President, Fidelity Investments;
                                                                     Institutional Sales Representative, CS First
                                                                     Boston.

Andre Mallegol                        Vice President                 Vice President, PIMCO.  Formerly associated
Age 34                                                               with Fidelity Investments Institutional
                                                                     Services Company.

Scott Millimet                        Vice President                 Vice President, PIMCO.  Formerly Executive
Age 42                                                               Vice President with Back Bay Advisors.

James F. Muzzy                        Vice President                 Managing Director, PIMCO; Senior Vice
Age 61                                                               President, PIMCO Variable Insurance Trust.

Douglas J. Ongaro                     Vice President                 Vice President, PIMCO.  Formerly Regional
Age 39                                                               Marketing Manager, Charles Schwab & Co., Inc.

                                           Position with                     Principal Occupation(s)
Name, Address and Age                        the Trust                      During the Past Five Years
-------------------------------------------------------------------------------------------------------------------
David J. Pittman                      Vice President                 Vice President, PIMCO.  Formerly a senior
Age 52                                                               executive with Bank of America, the Northern
                                                                     Trust Co. and NationsBank.

Mark A. Romano                        Vice President                 Vice President, PIMCO.  Previously associated
Age 42                                                               with Wells Fargo's institutional money
                                                                     management group and First Interstate's
                                                                     Pacifica family of mutual funds.

William S. Thompson, Jr.              Vice President                 Chief Executive Officer and Managing
Age 55                                                               Director, PIMCO; Senior Vice President, PIMCO
                                                                     Variable Insurance Trust; Vice President,
                                                                     PIMCO Commercial Mortgage Securities Trust,
                                                                     Inc.

John P. Hardaway                      Treasurer                      Senior Vice President, PIMCO; Treasurer,
Age 43                                                               PIMCO Commercial Mortgage Securities Trust,
                                                                     Inc., PIMCO Funds: Multi-Manager Series and
                                                                     PIMCO Variable Insurance Trust.  Formerly
                                                                     Vice President, PIMCO.

Garlin G. Flynn                       Secretary                      Specialist, PIMCO; Secretary, PIMCO
Age 54                                                               Commercial Mortgage Securities Trust, Inc.
                                                                     and PIMCO Variable Insurance Trust; Assistant
                                                                     Secretary, PIMCO Funds: Multi-Manager Series.
                                                                     Formerly Senior Fund Administrator, PIMCO.

Joseph D. Hattesohl                   Assistant Treasurer            Vice President and Manager of Financial
Age 36                                                               Reporting and Taxation, PIMCO; Assistant
                                                                     Treasurer, PIMCO Funds: Multi-Manager Series,
                                                                     PIMCO Commercial Mortgage Securities Trust,
                                                                     Inc. and PIMCO Variable Insurance Trust.

Michael J. Willemsen                  Assistant Secretary            Manager, PIMCO; Assistant Secretary, PIMCO
Age 40                                                               Commercial Mortgage Securities Trust, Inc.
                                                                     and PIMCO Variable Insurance Trust.  Formerly
                                                                     Project Lead, PIMCO.


--------------------
     *Each of Mr. Harris and Mr. Burns is an "interested person" of the Trust (as that term is defined in the 1940 Act) because of his affiliations with PIMCO.

Compensation Table

     The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2000.

                                               Aggregate                      Total Compensation from
                                              Compensation                     Trust and Fund Complex
        Name and Position                     from Trust/1/                      Paid to Trustees/2/
---------------------------------  ----------------------------------  ----------------------------------
Guilford C. Babcock                              $55,000                            $74,000
Trustee

E. Philip Cannon                                   0/3/                            $63,753/4/
Trustee

Vern O. Curtis                                   $59,000                            $80,750
Trustee

J. Michael Hagan                                   0/3/                               0/3/
Trustee

Thomas P. Kemp                                   $57,500                            $78,250
Trustee

William J. Popejoy                               $57,500                            $78,250
Trustee

/1/ Each Trustee, other than those affiliated with PIMCO or its affiliates, receives an annual retainer of $45,000 plus $3,000 for each Board of Trustees meeting attended in person and $500 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, a Trustee serving as a Committee Chair, other than those affiliated with PIMCO or its affiliates, receives an additional annual retainer of $1,500. For the fiscal year ended March 31, 2000, the unaffiliated Trustees as a group received compensation in the amount of $231,546.

/2/ Each Trustee also serves as a Director of PIMCO Commercial Mortgage Securities Trust, Inc., a registered closed-end management investment company, and as a Trustee of PIMCO Variable Insurance Trust, a registered open-end management investment company. For their services to PIMCO Commercial Mortgage Securities Trust, Inc., the Directors listed above received an annual retainer of $6,000 plus $1,000 for each Board of Directors meeting attended in person and $500 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, a Director serving as a Committee Chair, other than those affiliated with PIMCO or its affiliates, receives an additional annual retainer of $500. For the fiscal year ended December 31, 1999, the unaffiliated Directors as a group received compensation in the amount of $42,786.

     The Trustees listed above, for their services as Trustees of PIMCO Variable Insurance Trust, receive an annual retainer of $4,000 plus $1,500 for each Board of Trustees meeting attended in person and $500 for each meeting attended telephonically, plus reimbursement of related expenses. In addition, a Trustee serving as a Committee Chair, other than those affiliated with PIMCO or its affiliates, receives an additional annual retainer of $500. For the fiscal year ended December 31, 1999, the unaffiliated Trustees as a group received compensation in the amount of $41,786.

/3/ Messrs. Cannon and Hagan joined the Board on May 16, 2000, and therefore, received no compensation from the Trust for the fiscal year ended March 31, 2000, and received no compensation from PIMCO Variable Insurance Trust or PIMCO Commercial Mortgage Securities Trust, Inc. for the fiscal year ended December 31, 1999.

/4/ Mr. Cannon also serves as a Trustee of PIMCO Funds: Multi-Manager Series which has adopted a deferred compensation plan. Mr. Cannon elected to have $63,750 in compensation deferred from that Trust.

Investment Adviser

     Pacific Investment Management Company LLC ("PIMCO"), a Delaware limited liability company, serves as investment adviser to the Portfolios pursuant to an investment advisory contract ("Advisory Contract") between PIMCO and the Trust. PIMCO is a subsidiary of PIMCO Advisors L.P. ("PIMCO Advisors"). PIMCO Advisors was organized as a limited partnership under Delaware law in 1987. PIMCO Advisors' sole general partner is Pacific-Allianz Partners LLC. Pacific-Allianz Partners LLC is a Delaware limited liability company with two members, Allianz GP Sub LLC, a Delaware limited liability company and Pacific Asset Management LLC, a Delaware limited liability company. Allianz GP Sub LLC is a wholly-owned subsidiary of Allianz of America, Inc., which is wholly owned by Allianz AG. Pacific Asset Management LLC is a wholly-owned subsidiary of Pacific Life Insurance Company, which is a wholly-owned subsidiary of Pacific Mutual Holding Company.

     PIMCO is located at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660. PIMCO had approximately $199.3 billion of assets under management as of June 30, 2000.

     On May 5, 2000, Allianz of America, Inc., a subsidiary of Allianz AG, completed the acquisition of approximately 70% of the outstanding partnership interests in PIMCO Advisors, of which PIMCO is a subsidiary. In connection with the acquisition, Allianz of America, Inc. entered into a put/call arrangement with Pacific Life Insurance Company, which holds the remainder of the partnership interests in PIMCO Advisors, for the possible disposition of Pacific Life Insurance Company's stake in PIMCO Advisors.

     As a result of this transaction, PIMCO Advisors and its subsidiaries, including PIMCO, are now controlled by Allianz AG, a leading provider of financial services, particularly in Europe. However, PIMCO remains operationally independent, continues to operate under its existing name, and now leads the global fixed income investment efforts of Allianz AG. With the addition of PIMCO Advisors, the Allianz group manages assets of approximately $650 billion, including more than 300 mutual funds for retail and institutional clients.

     Significant institutional shareholders of Allianz AG currently include Dresdner Bank AG, Deutsche Bank AG, Munich Reinsurance and HypoVereinsbank. BNP Paribas, Credit Lyonnais, Munich Reinsurance, HypoVereinsbank, Dresdner Bank AG and Deutsche Bank AG, as well as certain broker-dealers that might be controlled by or affiliated with these entities, such as DB Alex. Brown LLC, Deutsche Bank Securities, Inc. and Dresdner Klienwort Benson North America LLC (collectively, the "Affiliated Brokers"), may be considered to be affiliated persons of PIMCO. Absent an SEC exemption or other relief, the Portfolios generally are precluded from effecting principal transactions with the Affiliated Brokers, and its ability to purchase securities being underwritten by an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions is subject to restrictions. PIMCO does not believe that the restrictions on transactions with the Affiliated Brokers described above materially adversely affect its ability to provide services to the Portfolios, the Portfolios' ability to take advantage of market opportunities, or the Portfolios' overall performance.

     Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolios in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. The current Advisory Contract was approved by the Board of Trustees, including a majority of the Trustees who are not parties to the Advisory Contract or interested persons of such parties ("Independent Trustees"), at a meeting held on December 1, 1999, as supplemented from time to time.

     The Advisory Contract will continue in effect on a yearly basis provided such continuance is approved annually (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees and (ii) by a majority of the Independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days' written notice by either party to the contract and will terminate automatically if assigned.

     For the services it provides to the Portfolios, PIMCO receives a monthly investment advisory fee from each Portfolio equal to 0.02%, at an annual rate, of the average daily net assets of the Portfolio.

Portfolio Administrator

     PIMCO also serves as Administrator to the Portfolios pursuant to an administration agreement (the "Administration Agreement") with the Trust. PIMCO provides the Portfolios with certain administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Administration Agreement, on terms agreed between PIMCO and such affiliates. The administrative services provided by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolios, including coordination of the services performed by the Portfolios' transfer agent, custodian, legal counsel, independent accountants, and others. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolios with office space facilities required for conducting the business of the Portfolios, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency and other services for the Portfolios, and is responsible for the costs of registration of the Trust's shares and the printing of Offering Memorandum and shareholder reports for current shareholders. For the services it provides to the PIMCO Short-Term, Short-Term II, U.S. Government Sector, U.S. Government Sector II, Mortgage, Mortgage II, Investment Grade Corporate, High Yield, Municipal Sector and Real Return Bond Portfolios, PIMCO receives a monthly administration fee from each Portfolio equal to 0.03%, at an annual rate, of the average daily net assets of the Portfolio. For the services it provides to the PIMCO International, Emerging Markets and Short-Term Emerging Markets Portfolios, PIMCO receives a monthly administration fee from each Portfolio equal to 0.10%, at an annual rate, of the average daily net assets of the Portfolio.

     Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolios are responsible for: (i) salaries and other compensation of any of the Trust's executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not "interested persons" of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) expenses, such as organizational expenses, which are capitalized in accordance with generally accepted accounting principles; and (viii) any expenses allocated or allocable to a specific class of shares.

     PIMCO has contractually agreed, for the Trust's current fiscal year, to reduce total annual fund operating expenses for each Portfolio to the extent they would exceed, due to the payment of organizational expenses and Trustees fees, the total annual portfolio operating expenses specified in the then current offering memorandum for the Portfolio, plus 0.049 basis points. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

     The Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio at any time on 60 days' written notice. Following the expiration of the one-year period commencing with the effectiveness of the Administration Agreement, it may be terminated by PIMCO, also on 60 days' written notice.

     The Administration Agreement is subject to annual approval by the Board, including a majority of the Trust's Independent Trustees (as that term is defined in the 1940 Act). The current Administration Agreement was approved by the Board of Trustees, including all of the Independent Trustees at a meeting held on December 1, 1999, as supplemented from time to time. In approving the Administration Agreement, the Trustees determined that: (1) the Administration Agreement is in the best interests of the Portfolios and their shareholders; (2) the services to be performed under the Agreement are services required for the operation of the Portfolios; (3) PIMCO is able to provide, or to procure, services for the Portfolios which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

                         DISTRIBUTION OF TRUST SHARES

Distributor

     PIMCO Funds Distributors LLC (the "Distributor") serves as the principal underwriter of the Portfolios shares pursuant to a distribution contract ("Distribution Contract") with the Trust which is subject to annual approval by the Board. The Distributor is a wholly owned subsidiary of PIMCO Advisors. The Distributor, located at 2187 Atlantic Street, Stamford, Connecticut 06902, is a broker-dealer registered with the Securities and Exchange Commission. The Distribution Contract is terminable with respect to a Portfolio without penalty, at any time, by the Portfolio by not more than 60 days' nor less than 30 days' written notice to the Distributor, or by the Distributor upon not more than 60 days' nor less than 30 days' written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

     The Distribution Contract will continue in effect with respect to each Portfolio for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Administration Agreement described below; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Portfolios, it may continue in effect with respect to any Portfolio as to which it has not been terminated (or has been renewed).

     Shares of the Portfolios are offered only to clients of PIMCO who maintain separately managed private accounts, and who are also "accredited investors," as defined in Regulation D under the Securities Act, and either (i) "qualified purchasers," as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) of the Securities Act.

Purchases, Redemptions and Exchanges

     Purchases, redemptions and exchanges of shares of the Portfolios are discussed in the Offering Memorandum under the headings "Purchasing Shares," "Redeeming Shares," and "Exchange Privilege." Each Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

     Certain clients of PIMCO whose assets would be eligible for purchase by one or more of the Portfolios may purchase shares of the Trust with such assets. Assets so purchased by a Portfolio will be valued in accordance with procedures adopted by the Board of Trustees.

     Certain of the Portfolios are not qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in their state of domicile or residence. Shares of a Portfolio may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

     As described in the Offering Memorandum under the caption "Exchange Privilege," shares of any Portfolio may be exchanged for shares of any other Portfolio on the basis of their respective net asset values. In addition, subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios.

     Orders for exchanges accepted prior to the close of regular trading on the New York Stock Exchange on any day the Trust is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after the close of regular trading on the Exchange on any business day will be executed at the respective net asset values determined at the close of the next business day. The Trust reserves the right to modify or discontinue the exchange privilege at any time.

     The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the New York Stock Exchange is restricted, as determined by the SEC, or that Exchange is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of the Portfolio not reasonably practicable.

     The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolios' portfolios.

     The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of a Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder's proportionate share of the distributing Portfolio's current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio's net asset value; (3) the redemption in-kind is consistent with the Portfolio's offering memorandum and offering memorandum supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.

                                NET ASSET VALUE

     Net Asset Value is determined as indicated under "How Portfolio Shares are Priced" in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

     For all Portfolios portfolio securities and other assets for which market quotations are readily available are stated at market value. Market value is determined on the basis of last reported sales prices, or if no sales are reported, as is the case for most securities traded over-the-counter, at the mean between representative bid and asked quotations obtained from a quotation reporting system or from established market makers. Fixed income securities, including those to be purchased under firm commitment agreements (other than obligations having a maturity of 60 days or less), are normally valued on the basis of quotations obtained from brokers and dealers or pricing services, which take into account appropriate factors such as institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data.

                                   TAXATION

     The following summarizes certain additional federal income tax considerations generally affecting the Portfolios and their shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolios. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of
Section 1221 of the Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.

     Each Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Code. To qualify as a regulated investment company, each Portfolio generally must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies ("Qualifying Income Test"); (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio's assets is represented by cash, U.S. Government Securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government Securities or the securities of other regulated investment companies); and (c) distribute each taxable year the sum of (i) at least 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses) and (ii) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued.

     As a regulated investment company, a Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) designated by the Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. Each Portfolio intends to declare and pay income dividends quarterly. In addition, each Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. Amounts not distributed by a Portfolio on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To avoid the tax, a Portfolio must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. A distribution will be treated as paid on December 31 of the calendar year if it is declared by a Portfolio in October, November, or December of that year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. To avoid application of the excise tax, each Portfolio intends to make its distributions in accordance with the calendar year distribution requirement.

     The PIMCO Municipal Sector Portfolio must have at least 50% of its total assets invested in Municipal Bonds at the end of each calendar quarter so that dividends derived from its net interest income on Municipal Bonds and so designated by the Portfolio will be "exempt-interest dividends," which are generally exempt from federal income tax when received by an investor. Certain exempt-interest dividends may increase alternative minimum taxable income for purposes of determining a shareholder's liability for the alternative minimum tax. In addition, exempt-interest dividends allocable to interest from certain "private activity bonds" will not be tax exempt for purposes of the regular income tax to shareholders who are "substantial users" of the facilities financed by such obligations or "related persons" of "substantial users." The tax-exempt portion of dividends paid for a calendar year constituting "exempt-interest dividends" will be designated after the end of that year and will be based upon the ratio of net tax-exempt income to total net income earned by the Portfolio during the entire year. That ratio may be substantially different than the ratio of net tax-exempt income to total net income earned during a portion of the year. Thus, an investor who holds shares for only a part of the year may be allocated more or less tax-exempt interest dividends than would be the case if the allocation were based on the ratio of net tax-exempt income to total net income actually earned by the Portfolio while the investor was a shareholder. All or a portion of interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of the PIMCO Municipal Sector Portfolio will not be deductible by the shareholder. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness multiplied by the percentage of the Portfolio's total distributions (not including distributions of the excess of net long-term capital gains over net short-term capital losses) paid to the shareholder that are exempt-interest dividends. Under rules used by the Internal Revenue Service for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares.

     The PIMCO Municipal Sector Portfolio may derive and distribute ordinary income and/or capital gains including income from taxable investments, securities loans and market discount on tax exempt securities.

     Shareholders of the PIMCO Municipal Sector Portfolio receiving social security or railroad retirement benefits may be taxed on a portion of those benefits as a result of receiving tax exempt income (including exempt-interest dividends distributed by the Portfolio). The tax may be imposed on up to 50% of a recipient's benefits in cases where the sum of the recipient's adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient's benefits, exceeds a base amount. In addition, up to 85% of a recipient's benefits may be subject to tax if the sum of the recipient's adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient's benefits exceeds a higher base amount. Shareholders receiving social security or railroad retirement benefits should consult with their tax advisors.

     In years when a Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder's basis in the shares. Since certain of the PIMCO Municipal Sector Portfolio's expenses attributable to earning tax-exempt income do not reduce such Portfolio's current earnings and profits, it is possible that distributions, if any, in excess of such Portfolio net tax-exempt and taxable income will be treated as taxable dividends to the extent of such Portfolio's remaining earnings and profits (i.e., the amount of such expenses).

Distributions

     Except for exempt interest dividends paid by the PIMCO Municipal Sector Portfolio, all dividends and distributions of a Portfolio, whether received in shares or cash, generally are taxable and must be reported on each shareholder's federal income tax return. Dividends paid out of a Portfolio's investment company taxable income (which includes any net short-term capital gains) will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

     Dividends paid by the Portfolios generally are not expected to qualify for the deduction for dividends received by corporations. Distributions of net capital gains, if any, designated as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held a Portfolio's shares and are not eligible for the dividends received deduction. Any distributions that are not from a Portfolio's investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash.

Sales of Shares

     Upon the disposition of shares of a Portfolio (whether by redemption, sale or exchange), a shareholder will realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder's hands, and will be long-term or short-term generally depending upon the shareholder's holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares.

Backup Withholding

     A Portfolio may be required to withhold 31% of all taxable distributions payable to shareholders who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal tax liability.

Options, Futures and Forward Contracts, and Swap Agreements

     Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolios may be "section 1256 contracts." Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses ("60/40") although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

     Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Portfolio, may result in "straddles" for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the character of gains (or losses) realized by a Portfolio. In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to a Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Portfolio which is taxed as ordinary income when distributed to shareholders.

     A Portfolio may make one or more of the elections available under the Code which are applicable to straddles. If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

     Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

     Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolios intend to account for such transactions in a manner they deem to be appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the status of a Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area. Certain requirements that must be met under the Code in order for a Portfolio to qualify as a regulated investment company may limit the extent to which a Portfolio will be able to engage in swap agreements.

     The qualifying income and diversification requirements applicable to a Portfolio's assets may limit the extent to which a Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

Short Sales

Certain Portfolios may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Short sales may also be subject to the "Constructive Sales" rules, discussed below.

Passive Foreign Investment Companies

     Certain Portfolios may invest in the stock of foreign corporations which may be classified under the Code as passive foreign investment companies ("PFICs"). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If a Portfolio receives a so-called "excess distribution" with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. A Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

     A Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances, a Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, another election may be available that would involve marking to market a Portfolio's PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior years. If this election were made, tax at the Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. A Portfolio's intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.

     Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject a Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.

Foreign Currency Transactions

     Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain other instruments, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains and losses, referred to under the Code as "section 988" gains or losses, may increase or decrease the amount of a Portfolio's investment company taxable income to be distributed to its shareholders as ordinary income.

Foreign Taxation

     Income received by the Portfolios from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolios with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of the value of the PIMCO International, Emerging Markets or Short-Term Emerging Markets Portfolios' total assets at the close of their taxable year consists of securities of foreign corporations, such Portfolio will be eligible to elect to "pass-through" to the Portfolio's shareholders the amount of foreign income and similar taxes paid by the Portfolio. If this election is made, a shareholder generally subject to tax will be required to include in gross income (in addition to taxable dividends actually received) his pro rata share of the foreign taxes paid by the Portfolio, and may be entitled either to deduct (as an itemized deduction) his or her pro rata share of foreign taxes in computing his taxable income or to use it (subject to limitations) as a foreign tax credit against his or her U.S. federal income tax liability. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions. Each shareholder will be notified within 60 days after the close of the Portfolio's taxable year whether the foreign taxes paid by the Portfolio will "pass-through" for that year.

     Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder's U.S. tax attributable to his or her total foreign source taxable income. For this purpose, if the pass-through election is made, the source of the PIMCO International, Emerging Markets or Short-Term Emerging Markets Portfolios' income will flow through to shareholders of the Trust. With respect to such Portfolios, gains from the sale of securities will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency-denominated debt securities, receivables and payables will be treated as ordinary income derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Portfolio. The foreign tax credit can be used to offset only 90% of the revised alternative minimum tax imposed on corporations and individuals and foreign taxes generally are not deductible in computing alternative minimum taxable income.

Original Issue Discount and Market Discount

     Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount ("OID") is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for Federal income tax purposes.

     Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the "accrued market discount" on such debt security. Market discount generally accrues in equal daily installments. A Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income. The PIMCO Municipal Sector Portfolio may also acquire securities at a market discount which could result in ordinary income and/or capital gain distributions to shareholders.

     Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by a Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

     A Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.

Constructive Sales

     Recently enacted rules may affect the timing and character of gain if a Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio's holding period and the application of various loss deferral provisions of the Code.

Non-U.S. Shareholders

     Withholding of Income Tax on Dividends: Dividends paid (including distributions of any net short-term capital gains) on shares beneficially held by a person who is a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax.

     Income Tax on Sale of a Portfolio's shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

     State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.

     Estate and Gift Taxes: Under existing law, upon the death of a beneficial holder of shares who is a foreign person, such shares will be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 55% on the total value (less allowable deductions and allowable credits) of the decedent's property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.

     The availability of reduced U.S. taxation pursuant to a treaty or an applicable estate tax treaty depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and any applicable treaty or convention.

Other Taxation

     Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder's particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distri-butions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state's income tax ("qualifying federal obligations"). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). Each Portfolio will provide information annually to shareholders indicating the amount and percentage of a Portfolio's dividend distribution which is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Portfolio.

                               OTHER INFORMATION

Capitalization

     The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated March 31, 2000. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.0001 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust's shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Portfolio, each shareholder is entitled to receive his pro rata share of the net assets of that Portfolio.

     Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

Performance Information

     From time to time the Trust may make available certain information about the performance of some or all of the Portfolios. Information about a Portfolio's performance is based on that Portfolio's (or its predecessor's) record to a recent date and is not intended to indicate future performance.

     The total return of shares of all Portfolios may be included in sales literature or other written materials provided to investors. When a Portfolio's total return is advertised, it will be calculated for the past year, the past five years, and the past ten years (or if the Portfolio has been offered for a period shorter than one, five or ten years, that period will be substituted) since the establishment of the Portfolio, as more fully described below. Total return is measured by comparing the value of an investment in the Portfolio at the beginning of the relevant period to the redemption value of the investment in the Portfolio at the end of the period (assuming immediate reinvestment of any dividends or capital gains distributions at net asset value). Total return may be advertised using alternative methods that reflect all elements of return, but that may be adjusted to reflect the cumulative impact of alternative fee and expense structures.

     The Portfolios may also provide current distribution information to its shareholders in shareholder reports or other shareholder communications, or in certain types of sales literature provided to prospective investors. Current distribution information for a particular Portfolio will be based on distributions for a specified period (i.e., total dividends from net investment income), divided by the relevant class net asset value per share on the last day of the period and annualized. The rate of current distributions does not reflect deductions for unrealized losses from transactions in derivative instruments such as options and futures, which may reduce total return. Current distribution rates differ from standardized yield rates in that they represent what a Portfolio has declared and paid to shareholders as of the end of a specified period rather than the Portfolio's actual net investment income for that period.

     Each Portfolio may from time to time include in sales literature or other written materials provided to investors, the ranking of the Portfolio's performance figures relative to such figures for groups of mutual funds categorized by Lipper Analytical Services as having the same investment objectives. The Portfolios also may compute current distribution rates and use this information in the Offering Memorandum and Supplement, in reports to current shareholders, or in certain types of sales literature provided to prospective investors.

Calculation of Yield

     Quotations of yield for the Portfolios will be based on all investment income per share (as defined by the SEC) during a particular 30-day (or one month) period (including dividends and interest), less expenses accrued during the period ("net investment income"), and are computed by dividing net investment income by the maximum offering price per share on the last day of the period, according to the following formula:

          YIELD = 2[((a-b/cd) + 1)/6/-1]

     where   a = dividends and interest earned during the period,

             b = expenses accrued for the period (net of reimbursements),

             c = the average daily number of shares outstanding during the period that were entitled to receive dividends, and

             d = the maximum offering price per share on the last day of the period.

     The yield of each such Portfolio will vary from time to time depending upon market conditions, the composition of the Portfolio's portfolio and operating expenses of the Trust allocated to the Portfolio. These factors and possible differences in the methods used in calculating yield should be considered when comparing a Portfolio's yield to yields published for other investment companies and other investment vehicles. Yield should also be considered relative to changes in the value of a Portfolio's shares. These yields do not take into account any applicable contingent deferred sales charges.

     The Trust, in its sales literature or other written materials provided to investors, may refer to pending legislation from time to time and the possible impact of such legislation on investors, investment strategy and related matters. This would include any tax proposals and their effect on marginal tax rates and tax-equivalent yields. At any time in the future, yields and total return may be higher or lower than past yields and there can be no assurance that any historical results will continue.

Calculation of Total Return

     Quotations of average annual total return for a Portfolio will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Portfolio over periods of one, five and ten years (up to the life of the Portfolio), calculated pursuant to the following formula: P (1 + T)n = ERV (where P = a hypothetical initial payment of $1,000, T = the average annual total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period). Except as noted below all total return figures reflect the deduction of a proportional share of Portfolio expenses on an annual basis, and assume that all dividends and distributions are reinvested when paid. The Portfolios also may, with respect to certain periods of less than one year, provide total return information for that period that is unannualized. Quotations of total return may also be shown for other periods. Any such information would be accompanied by standardized total return information.

     Current distribution information for a Portfolio will be based on distributions for a specified period (i.e., total dividends from net investment income), divided by Portfolio net asset value per share on the last day of the period and annualized according to the following formula:

          DIVIDEND YIELD = (((a/b)*365)/c)

     where   a =  actual dividends distributed for the calendar month in question,

             b = number of days of dividend declaration in the month in question, and

             c = net asset value (NAV) calculated on the last business day of the month in question.

     The rate of current distributions does not reflect deductions for unrealized losses from transactions in derivative instruments such as options and futures, which may reduce total return. Current distribution rates differ from standardized yield rates in that they represent what a Portfolio has declared and paid to shareholders as of the end of a specified period rather than the Portfolio's actual net investment income for that same period. Distribution rates will exclude net realized short-term capital gains. The rate of current distributions for a Portfolio should be evaluated in light of these differences and in light of the Portfolio's total return figures, which will always accompany any calculation of the rate of current distributions.

     Performance information for a Portfolio may also be compared to various unmanaged indexes, such as the Lehman BB Intermediate Corporate Index and the Salomon Brothers 3-Month Treasury Bill Index. Unmanaged indexes generally do not reflect deductions for administrative and management costs and expenses. PIMCO may report to shareholders or to the public in advertisements concerning the performance of PIMCO as adviser to clients other than the Trust, or on the comparative performance or standing of PIMCO in relation to other money managers. PIMCO also may provide current or prospective private account clients, in connection with standardized performance information for the Portfolios, performance information for the Portfolios gross of fees and expenses for the purpose of assisting such clients in evaluating similar performance information provided by other investment managers or institutions. Comparative information may be compiled or provided by independent ratings services or by news organizations. Any performance information, whether related to the Portfolios or to PIMCO, should be considered in light of the Portfolios' investment objectives and policies, characteristics and quality of the Portfolios, and the market conditions during the time period indicated, and should not be considered to be representative of what may be achieved in the future.

     In the sales literature or other written materials provided to investors, the Trust may compare the returns over periods of time of investments in stocks, bonds and treasury bills to each other and to the general rate of inflation. For example, the average annual return of each during the 25 years from 1974 to 1999 was:

                   *Stocks:                           15.2%
                    Bonds:                             9.2%
                    T-Bills:                           6.9%

                    Inflation:                         5.1%

     *Returns of unmanaged indices do not reflect past or future performance of any of the Portfolios of PIMCO Funds: Pacific Investment Management Series. Stocks are represented by Ibbotson's Large Company Total Return Index. Bonds are represented by Ibbotson's Long-term Corporate Bond Index. T-bills are represented by Ibbotson's Treasury Bill Index and Inflation is represented by the Cost of Living Index. These are all unmanaged indices, which can not be invested in directly. While Treasury bills are insured and offer a fixed rate of return, both the principal and yield of investment securities will fluctuate with changes in market conditions. Source: Ibbotson, Roger G., and Rex A. Sinquefiled, Stocks, Bonds, Bill and Inflation (SBBI), 1989, updated in Stocks, Bonds, Bills and Inflation 2000 Yearbook, Ibbotson Associates, Chicago. All rights reserved.

     The Trust may also compare the relative historic returns and range of returns for an investment in each of common stocks, bonds and treasury bills to a portfolio that blends all three investments. For example, over the 20 years from 1980-1999, the average annual return of stocks comprising the Ibbotson's Large Company Stock Total Return Index ranged from -4.9% to 37.4% while the annual return of a hypothetical portfolio comprised 40% of such common stocks, 40% of bonds comprising the Ibbotson's Long-term Corporate bond Index and 20% of Treasury bills comprising the Ibbotson's Treasury Bill Index (a "mixed portfolio") would have ranged from -1.0% to 28.2% over the same period. The average annual returns of each investment for each of the years from 1980 through 1999 is set forth in the following table.


                                                                                                        MIXED
      YEAR              STOCKS              BONDS              T-BILLS            INFLATION           PORTFOLIO
----------------  ------------------  ------------------  ------------------  ------------------  ------------------
      1980               32.42%               2.61%              11.24%              12.40%              14.17%
      1981               -4.91%              -0.96%              14.71%               8.94%               0.59%
      1982               21.41%              43.79%              10.54%               3.87%              28.19%
      1983               22.51%               4.70%               8.80%               3.80%              12.64%
      1984                6.27%              16.39%               9.85%               3.95%              11.03%
      1985               32.16%              30.90%               7.72%               3.77%              26.77%
      1986               18.47%              19.85%               6.16%               1.13%              16.56%
      1987                5.23%              -0.27%               5.46%               4.41%               3.08%
      1988               16.81%              10.70%               6.35%               4.42%              12.28%
      1989               31.49%              16.23%               8.37%               4.65%              20.76%
      1990               -3.17%               6.87%               7.52%               6.11%               2.98%
      1991               30.55%              19.79%               5.88%               3.06%              21.31%
      1992                7.67%               9.39%               3.51%               2.90%               7.53%
      1993               10.06%              13.17%               2.89%               2.75%               9.84%
      1994                1.31%              -5.76%               3.90%               2.67%              -1.00%
      1995               37.40%              27.20%               5.60%               2.70%              26.90%
      1996               23.10%               1.40%               5.20%               3.30%              10.84%
      1997               33.40%              12.90%               7.10%               1.70%              19.94%
      1998               28.58%              10.76%               4.86%               1.61%              16.70%
      1999               21.00%              -7.40%               4.70%               2.70%                5.9%

*Returns of unmanaged indices do not reflect past or future performance of any of the Portfolios of PIMCO Funds: Pacific Investment Management Series. Stocks are represented by Ibbotson's Large Company Stock Total Return Index. Bonds are represented by Ibbotson's Long-term Corporate Bond Index. T'bills are represented by Ibbotson's Treasury Bill Index and Inflation is represented by the Cost of Living Index. These are all unmanaged indices, which can not be invested in directly. While Treasury bills are insured and offer a fixed rate of return, both the principal and yield of investment securities will fluctuate with changes in market conditions. Source: Ibbotson, Roger G., and Rex A. Sinquefiled, Stocks, Bonds, Bill and

Inflation (SBBI), 1989, updated in Stocks, Bonds, Bills and Inflation 2000 Yearbook, Ibbotson Associates, Chicago. All rights reserved.

     Articles or reports that include information relating to performance, rankings and other characteristics of the Portfolios may appear in various national publications and services including, but not limited to: The Wall Street Journal, Barron's, Pensions and Investments, Forbes, Smart Money, Mutual Portfolio Magazine, The New York Times, Kiplinger's Personal Finance, Fortune, Money Magazine, Morningstar's Mutual Portfolio Values, CDA Investment Technologies and The Donoghue Organization. Some or all of these publications or reports may publish their own rankings or performance reviews of mutual funds, including the Portfolios, and may provide information relating to PIMCO, including descriptions of assets under management and client base, and opinions of the author(s) regarding the skills of personnel and employees of PIMCO who have portfolio management responsibility. From time to time, the Trust may include references to or reprints of such publications or reports in its sales literature or other written materials provided to investors.

     From time to time, the Trust may set forth in its sales literature or other written materials information about the growth of a certain dollar-amount invested in one or more of the Portfolios over a specified period of time and may use charts and graphs to display that growth.

     From time to time, the Trust may set forth in its advertisements and other materials the names of and additional information regarding investment analysts employed by PIMCO who assist with portfolio management and research activities on behalf of the Portfolios. The following lists various analysts associated with PIMCO: Mark Hudoff and Ray Kennedy.

Voting Rights

     Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders' meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications. Shareholders of a class of shares have different voting rights with respect to matters that affect only that class.

     The Trust's shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees. As of June 30, 2000, the following persons owned of record or beneficially 5% or more of shares of the noted Portfolios.

                                                           Shares                       Percent
                                                        Beneficially                       of
                                                           Owned                         Class
                                                        ------------                    -------

PAPS Short-Term Portfolio
Public Svc Enterprise Grp Inc                           10,089,910.090                     100.00%
Master Ret #5015
C/O Bankers Trust Co
648 Grassmere Business Park Rd
Advisor Services Group 2nd Floor
Nashville TN 37211

PAPS US Government Sector Portfolio
State Street Bank & Trust                               12,320,343.711                      21.75%
FBO Pacific Gas & Electric Co
Retirement Plan Master
1 Enterprise Dr
North Quincy MA 02171-2126

Enhanced Bond Index Fund                                 8,196,953.172                      14.47%
C/O Bank of New York
1 Wall St #25
New York NY 10286

State Street Bank & Trust FBO:                           5,090,088.397                       8.99%
Hallmark Master Trust
Master Trust Services Division
PO Box 1992
Boston MA 02105-1992

Intermountain Health Care Inc                            3,674,492.402                       6.49%
C/O Northern Trust Company
PO Box 92956
Chicago IL 60675-2956

PAPS Mortgage Portfolio                                 43,847,036.492                      18.86%
Enhanced Bond Index Fund
C/O Bank of New York
1 Wall St #25
New York NY 10286

State Street Bank & Trust                               41,490,949.275                      17.85%
FBO Pacific Gas & Electric Co
Retirement Plan Master
1 Enterprise Dr
North Quincy MA 02171-2126

Phillip Morris Master Retirement Trust                    19,485,271.520                       8.38%
C/O Chase Manhattan Bank
Global Securities Services
3 Chase Metrotech Center 6th Fl
Brooklyn NY 11245-0001

Intermountain Health Care Inc                             12,991,949.561                       5.59%
C/O Northern Trust Company
PO Box 92956
Chicago IL 60675-2956

State Street Bank & Trust FBO:                            11,878,580.433                       5.11%
SSM Health Care Portfolio Mgmt Co
Master Trust Services Division
PO Box 1992
Boston MA 02105-1992

PAPS Investment Grade Corporate Portfolio
Phillip Morris Master Retirement Trust                     5,962,266.057                      17.14%
C/O Chase Manhattan Bank
Global Securities Services
3 Chase Metrotech Center 6th Fl
Brooklyn NY 11245-0001

State Street Bank & Trust FBO:                             5,790,917.185                      16.65%
Hallmark Master Trust
Master Trust Services Division
PO Box 1992
Boston MA 02105-1992

Enhanced Bond Index Fund                                   3,743,202.850                      10.76%
C/O Bank of New York
1 Wall St #25
New York NY 10286

State Street Bank & Trust                                  2,996,754.248                       8.61%
FBO Pacific Gas & Electric Co
Retirement Plan Master
1 Enterprise Dr
North Quincy MA 02171-2126

Norwest Bank MN NA FBO                                     1,756,237.299                       5.05%
Northern States Power Pension Plan
PO Box 1533
Minneapolis MN 55480-1533

PAPS International Portfolio
Bost & Co (A/C NYXF8661002)                               13,664,582.393                       8.22%
Mutual Funds Operations
PO Box 3198
Pittsburgh PA 15230-3198

PAPS Emerging Markets Portfolio
State Street Bank & Trust FBO:                             2,470,103.125                       5.21%
Nebraska Investment Council
Master Trust Services Division
PO Box 1992
Boston MA 02105-1992

PAPS Real Return Bond Portfolio
State Street Bank & Trust                                  2,824,908.531                      39.24%
FBO Pacific Gas & Electric Co
Retirement Plan Master
1 Enterprise Dr
North Quincy MA 02171-2126

Northern Trust CO FBO                                        821,762.016                      11.42%
Park Employees Annuity & Benefit
PO Box 92923
Chicago IL 60675-2923

Medstar Health C/O                                           552,186.879                       7.67%
Mercantile Safe Deposit & Trust Co
2 Hopkins Plaza
PO Box 2253
Baltimore MD 21203-2253

GEC USA Retirement Master Tr                                 543,580.448                       7.55%
C/O State Street Bank & Trust
PO Box 1992
Boston MA 02105-1992

Northern Trust Co FBO                                        469,752.130                       7.12%
Reliant Energy Incorporated Retirement Plan
PO Box 1922
Boston MA 02105-1992

State Street Bank & Trust FBO:                               469,752.130                       6.53%
SSM Health Care Portfolio Mgmt Co
Master Trust Services Division
PO Box 1992
Boston MA 02105-1992

Union Pacific Resources C/O                                  438,615.820                       6.09%
Northern Trust Co
PO Box 92923
Chicago IL 60675-2923

Code of Ethics

     The Trust and PIMCO have each adopted a Code of Ethics governing personal trading activities of all Trustees and officers of the Trust, and Directors, officers and employees of PIMCO who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the Trust or obtain information pertaining to such purchase or sale or who have the power to influence the management or policies of the Trust or PIMCO. Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to preclear certain security transactions with PIMCO's Compliance Officer or his designee and to report certain transactions on a regular basis. PIMCO has developed procedures for administration of the Codes.

Custodian, Transfer Agent and Dividend Disbursing Agent

     State Street Bank and Trust Company ("State Street") 801 Pennsylvania, Kansas City, Missouri 64105 serves as custodian for assets of all Portfolios. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston. Massachusetts 02110, and at State Street's branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository.

     Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees' appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolios will not occur, and shareholders bear the risk of losses arising from these or other events.

     National Financial Data Services, 330 W. 9th Street, 4th Floor, Kansas City, Missouri serves as transfer agent and dividend disbursing agent for the Portfolios.

Independent Accountants

     PricewaterhouseCoopers LLP, 1055 Broadway, Kansas City, MO 64105, serves as independent public accountants for all Portfolios. PricewaterhouseCoopers LLP provides audit services, tax return preparation and assistance and consultation in connection with review of SEC filings.

Counsel

     Dechert Price & Rhoads, 1775 Eye Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also act as counsel to the Trust.

Financial Statements

     The Financial Statements and the Report of Independent Auditors thereon contained in the Portfolios' Annual Report dated May 23, 2000 are incorporated herein by reference.

PART C.  OTHER INFORMATION

Item 23.  Exhibits
          --------

     (a)  (1)  Declaration of Trust of Registrant/7/

          (2)  Form of Amendment to Declaration of Trust/16/

          (3)  Form of Amended and Restated Declaration of Trust/21/

          (4) Form of Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest/8/

          (5) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Long Duration Fund/11/

          (6) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Convertible Bond Fund/12/

          (7) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

          (8)  Form of Establishment and Designation of Classes J and Class
               K/16/

          (9) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Loan Obligation Fund/16/

          (10) Form of Amended Designation of Series Relating to Short Duration Municipal Income Fund/16/

          (11) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the PIMCO Private Account Portfolios/17/

          (12) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to the Real Return Bond Portfolio/17/

          (13) Form of Amended Designation of Series Relating to the U.S. Government Sector, U.S. Government Sector II, Mortgage, Mortgage II, Investment Grade Corporate, Select Investment, High Yield, International and Emerging Markets Portfolios/17/

          (14) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to Investment Grade Corporate Bond Fund/19/

          (15) Form of Establishment and Designation of Series of Shares of Beneficial Interest Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio/20/

     (b)  Form of By-laws of Registrant/7/

     (c)  Not applicable

     (d)  (1)  Form of Investment Advisory Contract/7/

          (2)  Form of Amendment to Investment Advisory Contract/7/

          (3) Form of Supplement to Investment Advisory Contract Relating to StocksPLUS Short Strategy Fund/2/

          (4) Form of Supplement to Investment Advisory Contract Relating to Balanced Fund/3/

          (5) Form of Supplement to Investment Advisory Contract Relating to Global Bond Fund II/5/

          (6) Form of Supplement to Investment Advisory Contract Relating to Real Return Bond Fund/5/

          (7) Form of Supplement to Investment Advisory Contract Relating to Low Duration Mortgage Fund, Total Return Mortgage Fund, Emerging Markets Bond Fund, and Emerging Markets Bond Fund II/6/

          (8) Form of Supplement to Investment Advisory Contract Relating to Municipal Bond Fund /9/

          (9) Form of Supplement to Investment Advisory Contract Relating to Long Duration Fund/11/

          (10) Form of Supplement to Investment Advisory Contract Relating to Convertible Bond Fund/13/

          (11) Form of Supplement to Investment Advisory Contract Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

          (12) Form of Supplement to Investment Advisory Contract Relating to PIMCO Private Account Portfolios/17/

          (13) Form of Investment Advisory Contract/20/

          (14) Form of Supplement to Investment Advisory Contract Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio/20/

          (15) Form of Supplement to Investment Advisory Contract Relating to Loan Obligation Fund/21/


     (e)  (1)  Form of Amended and Restated Distribution Contract/14/

          (2) Form of Supplement to Amended and Restated Distribution Contract Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

          (3)  Form of Japan Dealer Sales Contract/14/

          (4) Form of Supplement to Amended and Restated Distribution Contract Relating to PIMCO Private Account Portfolios/17/

          (5)  Form of Distribution Contract/21/

          (6) Form of Supplement to Distribution Contract Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio/21/

     (f)  Not applicable

     (g)  Form of Custody and Investment Accounting Agreement/14/

     (h)  (1)  Form of Amended and Restated Administration Agreement /9/

          (2) Form of Supplement to Amended and Restated Administration Agreement relating to Long Duration Fund/11/

          (3) Form of Supplement to Amended and Restated Administration Agreement Relating to Convertible Bond Fund/13/

          (4) Form of Supplement to Amended and Restated Administration Agreement Relating to Class J and Class K Shares/14/

          (5) Form of Supplement to Amended and Restated Administration Agreement Relating to Low Duration Municipal Bond, California Intermediate Municipal Bond and New York Intermediate Municipal Bond Funds/15/

          (6) Form of Supplement to Amended and Restated Administration Agreement Relating to PIMCO Private Account Portfolios/17/

          (7)  Form of Second Amended and Restated Administration Agreement/21/

          (8) Form of Supplement to Second Amended and Restated Administration Agreement Relating to PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio/21/

          (9) Form of Supplement to Second Amended and Restated Administration Agreement Relating to Loan Obligation Fund/21/

          (10) Form of Shareholder Servicing Agreement /9/

          (11) Form of Transfer Agency Agreement/7/

          (12) Form of Transfer Agency Agreement with Shareholder Services, Inc./1/

     (i)  Consent of Counsel/22/

     (j)  Not applicable

     (k)  Not applicable

     (l)  Not applicable

     (m)  (1)  Form of Distribution and Servicing Plan for Class A Shares/4/

          (2)  Form of Distribution and Servicing Plan for Class B Shares/4/

          (3)  Form of Distribution and Servicing Plan for Class C Shares/4/

          (4) Form of Amended and Restated Distribution Plan for Administrative Class Shares/7/

          (5) Form of Amended and Restated Administrative Services Plan for Administrative Class Shares/7/

          (6)  Form of Distribution and Servicing Plan for Class J Shares/14/

          (7)  Form of Distribution and Servicing Plan for Class K Shares/14/

     (n) Form of Amended and Restated Multi-Class Plan adopted pursuant to Rule 18f-3/14/

     (p)(1)  Form of Code of Ethics for the Registrant/21/

     (p)(2)  Form of Code of Ethics for PIMCO/21/

     (p)(3)  Form of Code of Ethics for PIMCO Funds Distributors LLC/22/

     *       Form of Power of Attorney/21/

     -----------------

     /1/ Filed with Post Effective Amendment No. 33 to the Registration Statement of PIMCO Advisors Funds (File No. 2-87203) on November 30, 1995.

     /2/   Filed with Post-Effective Amendment No. 27 on January 16, 1996.

     /3/   Filed with Post-Effective Amendment No. 28 on April 1, 1996.

     /4/ Filed with Registration Statement on Form N-14 (File No. 333-12871) on September 27, 1996.

     /5/   Filed with Post Effective Amendment No. 33 on January 13, 1997.

     /6/   Filed with Post-Effective Amendment No. 36 on July 11, 1997.

     /7/   Filed with Post-Effective Amendment No. 37 on November 17, 1997.

     /8/   Filed with Post-Effective Amendment No. 39 on January 15, 1998.

     /9/   Filed with Post-Effective Amendment No. 40 on March 13, 1998.

     /10/  Filed with Post-Effective Amendment No. 41 on July 31, 1998.

     /11/  Filed with Post-Effective Amendment No. 42 on September 11, 1998.

     /12/  Filed with Post-Effective Amendment No. 43 on January 15, 1999.

     /13/  Filed with Post-Effective Amendment No. 44 on April 2, 1999.

     /14/  Filed with Post-Effective Amendment No. 45 on May 26, 1999.

     /15/  Filed with Post-Effective Amendment No. 46 on June 17, 1999.

     /16/  Filed with Post-Effective Amendment No. 50 on October 1, 1999.

     /17/ Filed with Amendment No. 55 to the Registration Statement under the Investment Company Act of 1940 on October 8, 1999.

     /18/  Filed with Post-Effective Amendment No. 51 on October 22, 1999.

     /19/  Filed with Post-Effective Amendment No. 52 on December 15, 1999.

     /20/ Filed with Amendment No. 61 to the Registration Statement under the Investment Company Act of 1940 on May 16, 2000.

     /21/  Filed with Post-Effective Amendment No. 54 on May 18, 2000.

     /22/  Filed with Post-Effective Amendment No. 55 on August 1, 2000.

Item 24.  Persons Controlled by or Under Common Control With Registrant
          -------------------------------------------------------------

     No person is controlled by or under common control with the Registrant.

Item 25.  Indemnification
          ---------------

     Reference is made to Article IV of the Registrant's Declaration of Trust, which was filed with the Registrant's initial Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 26.  Business and Other Connections of Investment Adviser
          ----------------------------------------------------

     The directors and officers of PIMCO and their business and other connections are as follows:

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Arnold, Tamara J.              Executive Vice President, PIMCO and PIMCO Management, Inc.

Asay, Michael R.               Senior Vice President, PIMCO and PIMCO Management, Inc.

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Baker, Brian P.                Senior Vice President, PIMCO and PIMCO Management, Inc.

Barbi, Leslie A.               Executive Vice President, PIMCO and PIMCO Management, Inc.

Beaumont, Stephen B.           Vice President, PIMCO and PIMCO Management, Inc.

Benz, William R. II            Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.; Member of PIMCO Partners LLC.

Bhansali, Vineer               Executive Vice President, PIMCO and PIMCO Management, Inc.

Bishop, Gregory A.             Vice President, PIMCO and PIMCO Management, Inc.

Boutilier, Patricia A.         Vice President, PIMCO, and PIMCO Management, Inc.

Brynjolfsson, John B.          Executive Vice President, PIMCO and PIMCO Management, Inc.

Burns, R. Wesley               Managing Director and Executive Committee Member, PIMCO.
                               Director and Managing Director, PIMCO Management, Inc.; Member
                               of PIMCO Partners LLC.  President and Trustee of the Trust and
                               PIMCO Variable Insurance Trust; President and Director of PIMCO
                               Commercial Mortgage Securities Trust, Inc.; Director, PIMCO
                               Funds: Global Investors Series plc and PIMCO Global Advisors
                               (Ireland) Limited.

Callin, Sabrina C.             Vice President, PIMCO and PIMCO Management, Inc.

Clark, Marcia K.               Vice President, PIMCO and PIMCO Management, Inc.

Conseil, Cyrille               Vice President, PIMCO and PIMCO Management, Inc.

Cummings, Doug                 Vice President, PIMCO and PIMCO Management, Inc.

Cupps, Wendy W.                Executive Vice President, PIMCO and PIMCO Management, Inc.

Dialynas, Chris                Managing Director, PIMCO; Director and Managing Director,
                               PIMCO Management, Inc.; Member of PIMCO Partners LLC.

Dorff, David J.                Vice President, PIMCO and PIMCO Management, Inc.

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Dow, Michael                   Senior Vice President, PIMCO, PIMCO Management, Inc. and the
                               Trust.

Dunn, Anita                    Vice President, PIMCO and PIMCO Management, Inc.

Durn, Sandra                   Senior Vice President, PIMCO and PIMCO Management, Inc.

Ehlert, A. Benjamin            Executive Vice President, PIMCO and PIMCO Management, Inc.

El-Erian, Mohamed A.           Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.

Estep, Bret W.                 Vice President, PIMCO and PIMCO Management, Inc.

Ettl, Robert A.                Executive Senior Vice President, PIMCO and PIMCO Management,
                               Inc.

Evans, Stephanie D.            Vice President, PIMCO and PIMCO Management, Inc.

Fitzgerald, Robert M.          Chief Financial Officer and Treasurer, PIMCO, PIMCO Management,
                               Inc., Cadence Capital Management, Inc., NFJ Investment Group,
                               NFJ Management, Inc., Parametric Portfolio Associates,
                               Parametric Management Inc., StocksPLUS Management Inc. and
                               PIMCO Funds Distributors LLC; Chief Financial Officer and
                               Assistant Treasurer, Cadence Capital Management; Director,
                               Senior Vice President and Chief Financial Officer, Oppenheimer
                               Group, Inc.; Chief Financial Officer and Senior Vice President,
                               PIMCO Advisors; Chief Financial Officer, PIMCO Global Advisors
                               LLC.

Frisch, Ursula T.              Vice President, PIMCO and PIMCO Management, Inc.

Garbuzov, Yuri P.              Vice President, PIMCO and PIMCO Management, Inc.

Gleason, G. Steven             Vice President, PIMCO and PIMCO Management, Inc.

Goldman, Stephen S.            Vice President, PIMCO and PIMCO Management, Inc.

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Gross, William H.              Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.; Director and Vice President, StocksPLUS
                               Management, Inc.; Senior Vice President of the Trust and PIMCO
                               Variable Insurance Trust; Member of Management Board, PIMCO
                               Advisors; Member of PIMCO Partners LLC.

Hague, John L.                 Managing Director and Executive Committee Member, PIMCO;
                               Director and Managing Director, PIMCO Management, Inc.; Member
                               of PIMCO Partners LLC.

Hally, Gordon C.               Executive Vice President, PIMCO and PIMCO Management, Inc.

Hamalainen, Pasi M.            Managing Director, PIMCO; Director and Managing Director,
                               PIMCO Management, Inc.

Hardaway, John P.              Senior Vice President, PIMCO and PIMCO Management, Inc.;
                               Treasurer of the Trust, PIMCO Variable Insurance Trust, PIMCO
                               Funds: Multi-Manager Series and PIMCO Commercial Mortgage
                               Securities Trust, Inc.

Harris, Brent R.               Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.; Director and Vice President, StocksPLUS
                               Management, Inc.; Trustee and Chairman of the Trust and PIMCO
                               Variable Insurance Trust; Director and Chairman, PIMCO
                               Commercial Mortgage Securities Trust, Inc.; Member of
                               Management Board and Executive Committee, PIMCO Advisors;
                               Member of PIMCO Partners LLC.

Hattesohl, Joseph D.           Vice President, PIMCO and PIMCO Management, Inc. Assistant
                               Treasurer, the Trust, PIMCO Variable Insurance Trust, PIMCO
                               Funds: Multi-Manager Series and PIMCO Commercial Mortgage
                               Securities Trust, Inc.

Hayes, Raymond C.              Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Hinman, David C.               Senior Vice President, PIMCO and PIMCO Management, Inc.

Hodge, Douglas M.              Executive Vice President, PIMCO and PIMCO Management, Inc.

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Holden, Brent L.               Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.

Holloway, Dwight F., Jr.       Senior Vice President, PIMCO and PIMCO Management, Inc.

Hudson, James                  Vice President, PIMCO and PIMCO Management, Inc.

Hudoff, Mark                   Senior Vice President, PIMCO and PIMCO Management, Inc.

Isberg, Margaret E.            Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.; Senior Vice President of the Trust.

Ivascyn, Daniel J.             Vice President, PIMCO and PIMCO Management, Inc.

Jacobs, Lew W.                 Vice President, PIMCO and PIMCO Management, Inc.

Kelleher, Thomas J.            Vice President, PIMCO, PIMCO Management, Inc. and the Trust

Keller, James M.               Executive Vice President, PIMCO and PIMCO Management, Inc.

Kennedy, Raymond G.            Senior Vice President, PIMCO and PIMCO Management, Inc.

Kiesel, Mark R.                Vice President, PIMCO and PIMCO Management, Inc.

Kirkbaumer, Steven P.          Vice President, PIMCO, PIMCO Management, Inc. and PIMCO
                               Variable Insurance Trust.

Larsen, Henrik P.              Vice President, PIMCO, PIMCO Management, Inc., the Trust, PIMCO
                               Variable Insurance Trust and PIMCO Commercial Mortgage
                               Securities Trust, Inc.

Loftus, John S.                Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.; Vice President and Assistant Secretary,
                               StocksPLUS Management, Inc.

Lown, David                    Senior Vice President, PIMCO and PIMCO Management, Inc.

Mallegol, Andre J.             Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Mariappa, Sudesh N.            Executive Senior Vice President, PIMCO and PIMCO Management,
                               Inc.

Martin, Scott W.               Vice President, PIMCO and PIMCO Management, Inc.

Martini, Michael E.            Senior Vice President, PIMCO and PIMCO Management, Inc.

Mather, Scott A.               Executive Vice President, PIMCO and PIMCO Management, Inc.

Mayer, Benjamin L.             Vice President, PIMCO and PIMCO Management, Inc.

McCray, Mark V.                Senior Vice President, PIMCO and PIMCO Management, Inc.

McCulley, Paul A.              Executive Vice President, PIMCO and PIMCO Management, Inc.

McDevitt, Joseph E.            Executive Vice President, PIMCO and PIMCO Management, Inc.;
                               Director and Chief Executive Officer, PIMCO Global Advisors
                               (Europe) Limited.

Meiling, Dean S.               Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.; Vice President, PIMCO Commercial Mortgage
                               Securities Trust, Inc.; Director, PIMCO Funds: Global Investors
                               Series plc and PIMCO Global Advisors (Ireland) Limited; Member,
                               PIMCO Partners LLC.

Metsch, Mark E.                Vice President, PIMCO and PIMCO Management, Inc.

Mewbourne, Curtis              Vice President, PIMCO and PIMCO Management, Inc.

Millimet, Scott                Vice President, PIMCO and PIMCO Management, Inc.

Moll, Jonathan D.              Vice President, PIMCO and PIMCO Management, Inc.

Monson, Kirsten S.             Senior Vice President, PIMCO and PIMCO Management, Inc.

Muzzy, James F.                Managing Director and Executive Committee Member, PIMCO;
                               Director and Managing Director, PIMCO Management, Inc.;
                               Director and Vice President, StocksPLUS Management, Inc.;
                               Senior Vice President, PIMCO Variable Insurance Trust; Vice
                               President of the Trust; Member of PIMCO Partners LLC.

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Norris, John                   Vice President, PIMCO and PIMCO Management, Inc.

Nguyen, Vinh T.                Controller, PIMCO; Vice President and Controller, PIMCO
                               Advisors, Cadence Capital Management, Inc., NJF Management,
                               Inc., Parametric Management, Inc., StocksPLUS Management, Inc.,
                               PIMCO Funds Distributors LLC, PIMCO Management, Inc., PIMCO
                               Global Advisors LLC.

Ongaro, Douglas J.             Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Otterbein, Thomas J.           Executive Vice President, PIMCO and PIMCO Management, Inc.

Palghat, Kumar N.              Senior Vice President, PIMCO and PIMCO Management, Inc.

Paulson, Brad                  Senior Vice President, PIMCO and PIMCO Management, Inc.

Perez, Keith                   Vice President, PIMCO and PIMCO Management, Inc.

Phansalker, Mohan V.           Senior Vice President, Senior Legal Officer and Assistant
                               Secretary, PIMCO and PIMCO Management, Inc.; Vice President and
                               Assistant Secretary, StocksPLUS Management, Inc.

Philipp, Elizabeth M.          Vice President, PIMCO and PIMCO Management, Inc.

Pittman, David J.              Vice President, PIMCO, PIMCO Management, Inc. and the Trust.

Podlich, William F. III        Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.; Member of Management Board, PIMCO Advisors;
                               Member of PIMCO Partners LLC.

Porterfield, Mark              Vice President, PIMCO and PIMCO Management, Inc.

Powers, William C.             Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.; Senior Vice President, PIMCO Commercial
                               Mortgage Securities Trust, Inc.; Member of PIMCO Partners LLC.

Reist, Paul                    Vice President, PIMCO and PIMCO Management, Inc.

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Romano, Mark                   Vice President, PIMCO, PIMCO Management, Inc. and the Trust

Roney, Scott L.                Senior Vice President, PIMCO and PIMCO Management, Inc.;
                               Director and Chief Executive Officer, PIMCO Global Advisors
                               (Japan) Limited.

Rosborough, Michael J.         Senior Vice President, PIMCO and PIMCO Management, Inc.

Rowe, Cathy T.                 Vice President, PIMCO and PIMCO Management, Inc.

Ruthen, Seth R.                Senior Vice President, PIMCO and PIMCO Management, Inc.

Sargent, Jeffrey M.            Senior Vice President, PIMCO, PIMCO Management, Inc., the
                               Trust, PIMCO Variable Insurance Trust, and PIMCO Commercial
                               Mortgage Securities Trust, Inc.; Vice President, PIMCO Funds:
                               Multi-Manager Series.

Schmider, Ernest L.            Managing Director and Secretary, PIMCO; Director, Managing
                               Director and Secretary, PIMCO Management, Inc.; Secretary,
                               PIMCO Partners LLC; Director and Assistant Secretary,
                               StocksPLUS Management, Inc.; Senior Vice President, PIMCO
                               Advisors.

Scholey, Leland T.             Senior Vice President, PIMCO, PIMCO Management, Inc. and the
                               Trust.

Schucking, Ivor                Senior Vice President, PIMCO and PIMCO Management, Inc.

Schulist, Stephen O.           Vice President, PIMCO and PIMCO Management, Inc.

Scibisz, Iwona E.              Vice President, PIMCO and PIMCO Management, Inc.

Seliga, Denise C.              Vice President, PIMCO and PIMCO Management, Inc.

Sellers, Devin                 Vice President, PIMCO and PIMCO Management, Inc.

Simon, Scott                   Executive Vice President, PIMCO and PIMCO Management, Inc.

Sullivan, Christopher          Senior Vice President, PIMCO and PIMCO Management, Inc.

Theodore, Kyle, J.             Vice President, PIMCO and PIMCO Management, Inc.

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Thomas, Lee R.                 Managing Director, PIMCO; Director and Managing Director,
                               PIMCO Management, Inc.; Member PIMCO Partners LLC.

Thompson, William S. Jr.       Chief Executive Officer, Managing Director and Executive
                               Committee Member, PIMCO; Director, Managing Director and Chief
                               Executive Officer, PIMCO Management, Inc.; Director and
                               President, StocksPLUS Management, Inc.; Senior Vice President
                               of PIMCO Variable Insurance Trust; Vice President of the Trust
                               and PIMCO Commercial Mortgage Securities Trust, Inc.; Member of
                               Management Board and Executive Committee Member, PIMCO
                               Advisors; Member, President and Chief Executive Officer of
                               PIMCO Partners LLC.

Trosky, Benjamin L.            Managing Director, PIMCO; Director and Managing Director, PIMCO
                               Management, Inc.; Senior Vice President, PIMCO Commercial
                               Mortgage Securities Trust, Inc.; Member of Management Board,
                               PIMCO Advisors; Member of PIMCO Partners LLC.

Van de Zilver, Peter A.        Vice President, PIMCO and PIMCO Management, Inc.

Vick, Dave                     Vice President, PIMCO and PIMCO Management, Inc.

Wantanabe, Koichi              Vice President, PIMCO and PIMCO Management, Inc.; Executive
                               Vice President and Director, PIMCO Global Advisors (Japan)
                               Limited.

Weil, Richard M.               Assistant Secretary, PIMCO, PIMCO Management, Inc., Cadence
                               Capital Management, and PIMCO Funds Distributors LLC; General
                               Counsel and Senior Vice President, PIMCO Advisors; Secretary,
                               Cadence Capital Management, Inc. NFJ Management, Inc.,
                               Parametric Management, Inc., NFJ Investment Group, Parametric
                               Portfolio Associates, and StocksPLUS Management, Inc.; Vice
                               President, PIMCO Funds: Multi-Manager Series; Senior Vice
                               President, General Counsel and Assistant Secretary, PIMCO
                               Global Advisors LLC; Senior Vice President and Assistant
                               Secretary, PIMCO Global Advisors (Japan) Limited.

Weinberger, Michele            Vice President, PIMCO and PIMCO Management, Inc.

Wilson, John                   Vice President, PIMCO and PIMCO Management, Inc.

Name                           Business and Other Connections
-----------------------------  ----------------------------------------------------------------
Wilson, Susan                  Vice President, PIMCO and PIMCO Management, Inc.

Wood, George H.                Executive Vice President, PIMCO and PIMCO Management, Inc.

Yetter, Michael A.             Senior Vice President, PIMCO and PIMCO Management, Inc.

Young, David                   Vice President, PIMCO, PIMCO Management, Inc. and PIMCO Global
                               Advisors (Europe) Limited.

Yu, Cheng-Yuan                 Vice President, PIMCO and PIMCO Management, Inc.

Zhu, Changhong                 Senior Vice President, PIMCO and PIMCO Management, Inc.

The address of PIMCO is 840 Newport Center Drive, Newport Beach, CA 92260.

The address of PIMCO Advisors L.P. is 800 Newport Center Drive, Newport Beach, CA 92660.

The address of PIMCO Funds Distributors LLC is 2187 Atlantic Street, Stamford, CT 06902.

Item 27.  Principal Underwriters
          ----------------------

(a) PIMCO Funds Distributors LLC (the "Distributor") serves as Distributor of Shares of the Trust. The Distributor also acts as the principal underwriter for PIMCO Funds: Multi-Manager Series. The Distributor is a wholly-owned subsidiary of PIMCO Advisors.

(b)

         Name and Principal                Positions and Offices            Positions and Offices
         Business Address*                    with Underwriter                 with Registrant
------------------------------------  --------------------------------  -----------------------------
Aarts, Erik M.                        Vice President                                None

Bosch, James D.                       Regional Vice President                       None

Brennan, Deborah P.                   Vice President, Compliance                    None
                                      Officer

Clark, Timothy R.                     Executive Vice President                      None

Cotton, Lesley                        Vice President                                None

         Name and Principal                Positions and Offices            Positions and Offices
         Business Address*                    with Underwriter                 with Registrant
------------------------------------  --------------------------------  -----------------------------
Crean, Kelly                          Regional Vice President                       None

DeNicolo, Paul                        Regional Vice President                       None

Ellsworth, Elizabeth                  Vice President                                None

Fessel, Jonathan P.                   Regional Vice President                       None

Fitzgerald, Robert M.                 Chief Financial Officer and                   None
                                      Treasurer

Gallagher, Michael J.                 Regional Vice President                       None

Gengo, Joseph                         Regional Vice President                       None

Gray, Ronald H.                       Regional Vice President                       None

Hally, Dan                            Regional Vice President                       None

Hammond, Ned                          Regional Vice President                       None

Hano, Charles                         Regional Vice President                       None

Hayes, Derek B.                       Vice President                                None

Horan, Christopher                    Regional Vice President                       None

Hooper, Kristina                      Vice President                                None

Hussey, John B.                       Regional Vice President                       None

Jacobs, Brian                         Senior Vice President                         None

Jobe, Stephen R.                      Senior Vice President                         None

Lynch, William E.                     Senior Vice President                         None

Maginn, Stephen                       Executive Vice President                      None

Meyer, Wayne                          Regional Vice President                       None

Meyers, Andrew J.                     Executive Vice President                      None

         Name and Principal                Positions and Offices            Positions and Offices
         Business Address*                    with Underwriter                 with Registrant
------------------------------------  --------------------------------  -----------------------------
Murphy, George                        Regional Vice President                       None

Murphy, Kerry A.                      Vice President                                None

Moyer, Fiora N.                       Regional Vice President                       None

Neugebauer, Phil J.                   Senior Vice President                         None

Nguyen, Vinh T.                       Vice President, Controller                    None

Pearlman, Joffrey H.                  Regional Vice President                       None

Pisapia, Glynne                       Regional Vice President                       None

Poli, Frank C.                        Vice President, Compliance                    None
                                      Officer

Rose, J. Scott                        Regional Vice President                       None

Russo, Anne Marie                     Vice President                                None

Schlingheyde, Keith                   Regional Vice President                       None

Schott, Newton B., Jr.                Executive Vice President/                     None
                                      Secretary, Chief
                                      Administrative/ Legal Officer

Smith Jr., Eugene M.                  Vice President                                None

Smith, Robert M.                      Regional Vice President                       None

Spezakis, Zinovia                     Vice President                                None

Thomas, William H., Jr.               Senior Vice President                         None

Treadway, Stephen J.                  Chairman, President and Chief                 None
                                      Executive Officer

Troyer, Paul H.                       Senior Vice President                         None

Vlachos, Theresa                      Vice President                                None

         Name and Principal                Positions and Offices            Positions and Offices
         Business Address*                    with Underwriter                 with Registrant
------------------------------------  --------------------------------  -----------------------------
Weil, Richard M.                      Assistant Secretary                           None

Zimmerman, Glen A.                    Vice President                                None

---------------------
* The business address of all officers of the Distributor is either 2187 Atlantic Street, Stamford, CT 06902 or 800 Newport Center Drive, Newport Beach, CA 92660.

Item 28.  Location of Accounts and Records
          --------------------------------

          The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company, 840 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania, Kansas City, Missouri 64105, and Shareholder Services, Inc., P.O. Box 5866, Denver, Colorado 80217.

Item 29.  Management Services
          -------------------

          Not applicable

Item 30.  Undertakings
          ------------

          Not applicable.

                                  SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 2nd day of August, 2000.

                                  PIMCO FUNDS
                                 (Registrant)


                   By:
                      -------------------------------------
                       R. Wesley Burns*
                        President

                  *By: /s/ Robert W. Helm
                      -------------------------------------
                       Robert W. Helm, as attorney-in-fact

     ---------------------
* Pursuant to power of attorney filed with Post-Effective Amendment No. 36 to Registration Statement No. 33-12113 on July 11, 1997.